UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

AMERIVEST PROPERTIES INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☐	No fee required.
☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
common stock, par value $0.001 per share
	(2)	Aggregate number of securities to which transaction applies:
24,124,306 shares of common stock, par value $0.001 per share
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
$4.50
	(4)	Proposed maximum aggregate value of transaction:
$108,559,337
	(5)	Total fee paid:
$11,615.85
☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

AMERIVEST PROPERTIES INC.
1780 South Bellaire Street, Suite 100
Denver, CO 80222
(303) 297-1800

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held                , 2006

The 2006 annual meeting of stockholders of AmeriVest Properties Inc., a Maryland Corporation, will be held at 1550 Seventeenth Street, Suite 500, Denver, Colorado 80202 on          , 2006 at 2:00 p.m. (Denver time), for the following purposes:

1.                To consider and vote upon the plan of liquidation and dissolution of our company;

2.                To elect members of our board of directors, whose terms are described in the proxy statement; and

3.                To transact any other business that properly may come before the meeting and any adjournment or postponement thereof.

Only the stockholders of record as shown on our transfer books at the close of business on        , 2006 are entitled to notice of, and to vote at, the stockholders meeting and any adjournment or postponement of the meeting.

Your vote is important. Regardless of whether you expect to attend the meeting in person, please authorize a proxy to vote your shares in one of the following ways:

•       Use the toll-free telephone number shown on the proxy card;

•       Go to the Internet website address shown on the proxy card; or

•       Mark, sign, date and promptly return the enclosed proxy card in the postage-paid envelope.

Any proxy may be revoked at any time prior to its exercise by notifying our secretary in writing of the revocation, delivery of a later-dated proxy, using the toll-free telephone number or Internet website address or by voting in person at the meeting.

ALL STOCKHOLDERS ARE EXTENDED A CORDIAL INVITATION TO ATTEND THE STOCKHOLDER MEETING.

This notice and proxy statement was first mailed to stockholders on or about                , 2006.

By our board of directors

Kathryn H. Hale
Secretary

                             , 2006
Denver, Colorado

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Code of Ethics	46
Lead Outside Director	46
Executive Sessions	47
Stockholder Communications with our Board of Directors	47
Attendance at Annual Meeting of Stockholders	47
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	47
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	47
Fees and Services for 2004 and 2005	48
Pre-Approval Policies and Procedures	48
EXECUTIVE COMPENSATION	48
Compensation of Executive Officers	48
Summary Compensation Table	49
Option Grants in Last Fiscal Year	49
Aggregated Option Exercises and Year-End Option Value	49
Long-Term Incentive Plan Awards	49
Employment, Termination of Employment and Change-in-Control Arrangements	49
Equity Compensation Plan Information	52
1995 and 1998 Stock Option Plans	52
2003 Long-Term Incentive Plan	53
Compensation Committee Report	53
Elements of Compensation	53
Stock Performance Graph	55
BENEFICIAL OWNERS OF SECURITIES	56
TRANSACTIONS BETWEEN AMERIVEST AND RELATED PARTIES	58
Conflicts of Interest Policies	59
PROPOSALS BY INDIVIDUAL STOCKHOLDERS; DISCRETIONARY AUTHORITY TO VOTE PROXIES	59
AVAILABILITY OF REPORTS ON FORM 10-K	59
CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION	60
WHERE YOU CAN FIND MORE AVAILABLE INFORMATION	60
EXPENSES OF SOLICITATION	61
OTHER BUSINESS	61
PLAN OF LIQUIDATION	Appendix A

ii

AMERIVEST PROPERTIES INC.
1780 South Bellaire Street, Suite 100
Denver, CO 80222
(303) 297-1800

PROXY STATEMENT

              , 2006
2006 Annual Meeting of Stockholders

INTRODUCTION

This Proxy Statement is furnished in connection with the solicitation by the board of directors of AmeriVest Properties Inc., a Maryland corporation, of proxies from the holders of our company’s issued and outstanding shares of common stock, par value $0.001 per share, to be exercised at the 2006 annual meeting of stockholders to be held on        , 2006, at 1550 Seventeenth Street, Suite 500, Denver Colorado 80202, at 2:00 p.m. (Denver time), and at any adjournment(s) or postponement(s) of such meeting, for the purposes set forth in the accompanying notice of annual meeting of stockholders.

This Proxy Statement and enclosed proxy card are being mailed to the stockholders on or about       , 2006.

Among the matters to be considered at the annual meeting are:

•       A proposal to dissolve our company, pursuant to a plan of liquidation, which would authorize our board of directors to liquidate all of our company’s assets and, after making the necessary and appropriate reserves against liabilities, make distributions of the proceeds of the liquidation to our company’s stockholders and dissolve our company; and

•       The election of members of our board of directors.

The Summary of Proposed Plan of Liquidation that follows provides a summary of the material terms of the plan of liquidation and the transactions contemplated in connection with the plan of liquidation. The Proxy Statement contains a more detailed description and background of each of the proposals, and we encourage you to read the entire Proxy Statement and each of the documents that we have attached as appendices.

Summary of Proposed Plan of Liquidation

The following is a summary of the steps to be undertaken (assuming the plan of liquidation is approved by our stockholders) in connection with, and the material terms of, the proposed plan of liquidation, which is attached as Appendix A to this Proxy Statement, and the other transactions contemplated in connection with the plan of liquidation. We encourage you to read carefully the entire Proxy Statement and Appendix A for a more detailed description of the terms of the proposed plan of liquidation.

•       General. Under the plan of liquidation, we intend to effectuate the orderly sale of each of our company’s remaining assets, which may take place in connection with the dissolution of substantially all of our company’s subsidiaries, the collection of all outstanding loans and receivables, the discharge of all outstanding liabilities to third parties, and, after the provision of appropriate reserves, the distribution of all remaining cash to our stockholders and the dissolution of our company. If the plan of liquidation is approved, our board of directors may determine to sell our company’s remaining assets in a single transaction or series of related transactions or may sell those assets in several distinct transactions. See also the information under the caption “Proposal 1—What the Plan of Liquidation Contemplates.”

•       Total Distributions. Through the execution of the plan of liquidation, we currently expect that stockholders will receive aggregate cash distributions of between $4.20 and $4.80 per share of common stock. At December 31, 2005, our book value per share of common stock was $3.46. On March 20, 2006 the closing price of a share of common stock was $4.47. Our average closing trading price per share of common stock for the 30 days from January 10, 2006 to February 8, 2006, which is the day preceding the announcement of our board of directors’ adoption of the plan of liquidation, was $4.45. The amount and timing of distributions will depend on when each of our properties is sold. As properties are sold and cash proceeds are accumulated, our board of directors will determine the amount and timing of the initial distribution to stockholders. The cash to be received by stockholders is anticipated to be distributed in one or more installments, over a six to 24 month period after adoption of the plan of liquidation, as our assets are sold and we wind up our operations and dissolve our company. See the information under the caption “Proposal 1—Key Provisions of the Plan of Liquidation” and “Proposal 1—Dissolution.”

•       Distribution to a Liquidating Trust. Upon a determination made by our board of directors at any time prior to the dissolution of our company, our board of directors may transfer and assign to a liquidating trust our company’s remaining cash and property to pay (or adequately provide for) all the remaining debts and liabilities of our company. Any remaining assets of the liquidating trust would be distributed to the holders of our shares of common stock. See the information under the caption “Proposal 1—Key Provisions of the Plan of Liquidation” and “Proposal 1—Liquidating Trust.”

•       Amending or Abandoning the Plan of Liquidation. Our board of directors may amend or abandon the plan of liquidation for any reason prior to it being approved by our stockholders. See the information under the caption “Proposal 1—Key Provisions of the Plan of Liquidation” and “Proposal 1—Modification or Termination of Plan of Liquidation.”

•       No Appraisal Rights. No appraisal rights are available under Maryland law to our stockholders in connection with the approval of the plan of liquidation.

•       Required Vote. The proposal to approve the plan of liquidation requires the affirmative vote of holders of at least a majority of our outstanding shares of common stock entitled to vote at the annual meeting.

A full description of assumptions made, procedures followed, matters considered, and the qualifications and limitations on the scope of the review undertaken by our board of directors in connection with its determination of the range of liquidation values is set forth under the caption “Proposal 1—Expected Distributions” in this Proxy Statement.

Risk Factors

Risks Related to Plan of Liquidation

We do not know the exact amount or timing of liquidation distributions.

We cannot assure you of the precise nature and amount of any distributions to our stockholders pursuant to the plan of liquidation. Furthermore, the timing of our distributions will be affected, in large part, by our ability to sell our remaining assets in a timely and orderly manner.

The methods used by management in estimating the values of our assets (other than cash and cash equivalents) and liabilities are based on estimates which are inexact and may not approximate values actually realized or the actual costs incurred. Our board of directors’ assessment assumes that the estimates of our assets, liabilities, construction and operating costs, and sale prices of our remaining assets are accurate, but those estimates are subject to numerous uncertainties beyond our control, including any new contingent liabilities that may materialize and other matters discussed below. In addition, our board of directors has relied on (i) estimates as to the value of our company’s properties, other assets, costs and operating expenses, and (ii) mathematical compilations and computations of such estimates and has not obtained or sought an appraisal of any of the properties that it proposes to liquidate. For all of these reasons, the actual net proceeds distributed to stockholders in liquidation may be more or less than the estimated amounts.

We have estimated the range of distributions based upon management’s estimates of the values of the assets after considering, among other factors, internally prepared budgets, projections and models, comparable sales figures, and values ascribed to certain assets during discussions with bidders and brokers for our company. There can be no assurance that we will be able to find buyers for all the remaining assets, and if we are able to sell such assets, there can be no guaranty that the value received upon such sale will be consistent with management’s estimates.

If our stockholders approve the plan of liquidation, potential purchasers of our assets may try to take advantage of our liquidation process and offer less-than-optimal prices for our assets. We intend to seek and obtain the highest sales prices reasonably available for our assets, and believe that we can out-wait bargain-hunters; however, we cannot predict how changes in local real estate markets or in the national economy may affect the prices that we can obtain in the liquidation process. Therefore, there can be no assurance that the announcement and approval of our plan of liquidation will not hinder management’s ability to obtain the best price possible in the liquidation of our assets.

We currently estimate that an aggregate of between approximately $101 million and $116 million may be available for distribution to holders of our shares of common stock under the plan of liquidation, which would result in a total distribution of between approximately $4.20 and $4.80 per share of common stock. The actual amount available for distribution could be more or less or could be delayed, depending on a number of other factors including (i) unknown liabilities or claims, (ii) unexpected or greater or lesser than expected expenses, and (iii) greater or lesser than anticipated net proceeds of asset sales.

Although we anticipate making an initial distribution of substantially all of the net proceeds from the sale of our properties, interim and final distributions will depend on the amount of proceeds we receive, when we receive them, and the extent to which we must establish reserves for current or future liabilities. In addition, although we expect that a distribution of substantially all of the remaining amount will be made to stockholders within two years following the adoption of the plan of liquidation by our stockholders, the actual time of distribution may be longer in the event that we have difficulties disposing of our assets or if a creditor seeks the intervention of the Maryland courts to enjoin dissolution.

We are currently unable to predict the precise timing of any distributions pursuant to the plan of liquidation. The timing of any distribution will depend upon and could be delayed by, among other things, the timing of the sale of our company’s assets. Additionally, a creditor could seek an injunction against our making distributions to our stockholders on the ground that the amounts to be distributed were needed for the payment of the liabilities and expenses. Any action of this type could delay or substantially diminish the amount, if any, available for distribution to our stockholders.

Valuations of our real estate assets are subject to general risks associated with real estate assets and within the real estate industry.

The value of our real estate assets and consequently the value of your investment, is subject to certain risks applicable to our assets and inherent in the real estate industry. The following factors, among others, may adversely affect the value of our real estate assets:

•       downturns in the national, regional and local economic climate where our properties are located;

•       downturn in general economic conditions well as a downturn in specific regional and local market conditions;

•       competition from other commercial real estate entities;

•       local real estate market conditions, such as oversupply of, or reduction in demand for, leasing of commercial real estate;

•       decreases in rent and/or occupancy rates due to competition, economic or other factors;

•       increases in operating costs such as real estate taxes, insurance premiums, site maintenance and utilities;

•       changes in interest rates and the availability of financing; and

•       changes in laws and governmental regulations, including those governing real estate usage, zoning and taxes.

We face potential risks with asset sales.

Risks associated with the sale of properties which, if they materialize, may have a material adverse effect on amounts you may receive, include:

•       lack of demand by prospective buyers;

•       inability to find qualified buyers;

•       inability of buyers to obtain satisfactory financing;

•       lower than anticipated sale prices; and

•       the inability to close on sales of properties under contract.

Our stockholders could vote against the plan of liquidation.

If our stockholders do not approve the plan of liquidation, we would have to continue our business operations from a difficult position, in light of the announced intent to liquidate and dissolve. Employees, customers and other third parties may refuse to continue to conduct business with us if they are uncertain as to our future, particularly with respect to long-term relationships that would be advantageous to the conduct of our business as a going concern. In addition, our company will have to continue operations while being faced with the same strategic issues it considered in determining to adopt the plan of liquidation.

If we are unable to satisfy all of our obligations to creditors, or if we have underestimated our future expenses, the amount of liquidation proceeds will be reduced.

We have current and future obligations to creditors. Claims, liabilities and expenses from operations (such as operating costs, salaries, directors’ and officers’ insurance, payroll and local taxes, legal, accounting and consulting fees and miscellaneous office expenses) will continue to be incurred through the liquidation process. As part of this process, we will attempt to satisfy any obligations with creditors remaining after the sale of our assets. These expenses will reduce the amount of assets available for ultimate distribution to our stockholders. To the extent our liabilities exceed the estimates that we have made, the amount of liquidation proceeds will be reduced.

Stockholders may be liable to our creditors for amounts received from us if our reserves are inadequate.

If the plan of liquidation is approved by the stockholders, we intend to file Articles of Dissolution with the State Department of Assessments and Taxation of Maryland promptly after the sale of all our remaining assets or at such time as our directors have transferred our company’s remaining assets, subject to its liabilities, into a liquidating trust. Pursuant to Maryland law, our company will continue to exist for the purpose of discharging any debts or obligations, collecting and distributing its assets, and doing all other acts required to liquidate and wind up its business and affairs. We intend to pay for all liabilities and distribute all of our remaining assets , which may be accomplished by the formation of a liquidating trust, before we file our Articles of Dissolution.

Under Maryland law, certain obligations or liabilities imposed by law on our stockholders, directors, or officers cannot be avoided by the dissolution. For example, if we make distributions to our stockholders without making adequate provisions for payment of creditors’ claims, our stockholders could be liable to the creditors to the extent of the distributions in excess of the amount of any payments due to creditors. The liability of any stockholder is, however, limited to the amounts previously received by such stockholder from us (and from any liquidating trust). Accordingly, in such event, a stockholder could be required to return all liquidating distributions previously made to such stockholder and a stockholder could receive nothing from us under the plan of liquidation. Moreover, in the event a stockholder has paid taxes on amounts previously received as a liquidation distribution, a repayment of all or a portion of such amount could result in a stockholder incurring a net tax cost if the stockholder’s repayment of an amount previously distributed does not cause a commensurate reduction in taxes payable. Therefore, to the extent that we have underestimated the size of our contingency reserve and distributions to our stockholders have already been made, our stockholders may be required to return some or all of such distributions.

You will not be able to buy or sell our shares of common stock after we file our Articles of Dissolution.

If the stockholders approve our plan of liquidation, we intend to close our transfer books as of the close of business on the date on which we file Articles of Dissolution with the State Department of Assessments and Taxation of Maryland (the “Final Record Date”). We anticipate that the Final Record Date will be shortly after the sale of all of our assets or such earlier time as our board of directors transfers all of our remaining assets into a liquidating trust. The Final Record Date is likely to be six to 24 months after the approval of the plan of liquidation by our stockholders. Your interests in a liquidating trust are likely to be non-transferable except in certain limited circumstances. After the Final Record Date, we will not record any further transfers of our shares of common stock except pursuant to the provisions of a deceased stockholder’s will, intestate succession or operation of law and we will not issue any new stock certificates other than replacement certificates or certificates representing your interest in a liquidating trust. In addition, after the Final Record Date, we will not issue any shares of common stock upon exercise of outstanding options. It is anticipated that no further transfers of our shares of common stock will occur after the Final Record Date.

Our success depends on key personnel whose continued service is not guaranteed.

We have a highly skilled management team in our corporate offices and specialized outside firms managing our properties. Although we entered into employment and change of control agreements with our chief executive officer and chief financial officer, and retention agreements with other key employees, any executive officer or key employee may terminate his or her relationship with us at any time. The employment agreement with our chief executive officer expires December 31, 2006 and the employment agreement with our chief financial officer expires May 31, 2006. Although we intend to complete the sale of our properties before the expiration of our chief executive officer’s employment agreement, our business operations and ability to complete the plan of liquidation in a timely manner and sell our assets for the estimated proceeds could be negatively impacted if we are unable to retain the services of other key personnel or hire suitable replacements.

Our chief executive officer and chief financial officer have conflicts of interest.

The employment agreements of each of our chief executive officer and chief financial officer contain provisions that entitle the officer to certain benefits and payments if that officer terminates their employment agreement following a “change of control” (as defined in the employment agreements and which definition includes adoption of a plan of liquidation as a “change of control”). Accordingly, if the stockholders approve our plan of liquidation and either officer elects to terminate employment with our company, that officer would be entitled to severance payments. Consequently, those officers may have been influenced by the potential severance payments to support, or in the case of the chief executive officer who is also a director, to vote to approve, the plan of liquidation.

Liquidation and dissolution may not maximize value for our stockholders.

Although our board of directors believes that the plan of liquidation is more likely to result in greater returns to stockholders than if we continued the status quo or pursued other alternatives, it is possible that one or more of the other alternatives would be better for us and our stockholders, in which case, we will be foregoing such alternatives if we implement the plan of liquidation.

Approval of the plan of liquidation may reduce our stock price, increase its volatility and reduce the liquidity of our shares.

If our stockholders approve the plan of liquidation, but believe that we will be unable to complete our plan of liquidation in a timely manner, the price of our shares of common stock may decline. In addition, as we sell our assets, pay off our liabilities and make liquidating distributions to stockholders, our stock price will likely decline and our shares of common stock will likely become less liquid.

In addition, our shares of common stock may no longer be eligible for listing on the American Stock Exchange as a result of adopting the plan of liquidation, thus reducing liquidity of the shares of common stock. Being delisted by the American Stock Exchange would further decrease the market demand and liquidity for, and price of, our shares of common stock. The policy of the American Stock Exchange is to consider delisting a company if, among other reasons:

•       the total number of public stockholders is less than 300;

•       if the aggregate market value of shares publicly held is less than $1 million; or

•       if liquidation has been authorized by a company’s board of directors and stockholders.

Furthermore, in the event that our board of directors elects to transfer our company’s remaining assets into a liquidating trust, the trust certificates to be issued to each stockholder will likely not be transferable except in certain very limited circumstances, such as upon death of the holder.

Approval of the plan of liquidation may lead to stockholder litigation which could result in substantial costs and distract management.

Historically, extraordinary corporation actions, such as the proposed plan of liquidation, often lead to securities class action lawsuits being filed against a company. Such litigation is likely to be expensive and, even if we ultimately prevail, the process will be time consuming and divert management’s attention from implementing the plan of liquidation and otherwise operating our business. If we do not prevail in any such lawsuit, we may be liable for damages, the validity of a stockholder vote approving the plan of liquidation may be challenged, or we may be unable to complete some transactions that we contemplate as part of the plan of liquidation. We cannot predict the cost of defense or the amount of such damages but they may be significant and would likely reduce our cash available for distribution.

Approval of the plan of liquidation could cause our methodology of accounting to change, which may require us to reduce the net carrying value of our assets.

Once our stockholders approve the proposed plan of liquidation, we could change our basis of accounting from the going-concern basis to that of the liquidation basis of accounting.

In order for our financial statements to be in accordance with generally accepted accounting principles under the liquidation basis of accounting, all of our assets must be stated at their estimated net realizable value, and all of our liabilities (including those related to commitments under employment agreements) must be recorded at the estimated amounts at which the liabilities are expected to be settled. Based on the most recent available information, if the plan of liquidation is adopted, we expect to make liquidating distributions that exceed the carrying amount of our net assets. However, we cannot assure you what the ultimate amounts of such liquidating distributions will be. Therefore, there is a risk that the liquidation basis of accounting may entail write downs of certain of our assets to values substantially less than their current respective carrying amounts, and may require that certain of our liabilities be increased or certain other liabilities be recorded to reflect the anticipated effects of an orderly liquidation.

Until we determine that the plan of liquidation is about to be approved, we will continue to use the going-concern basis of accounting. If our stockholders do not approve the plan of liquidation, we will continue to account for our assets and liabilities under the going-concern basis of accounting. Under the going-concern basis, assets and liabilities are expected to be realized in the normal course of business. However, long-lived assets to be sold or disposed of should be reported at the lower of carrying amount or estimated fair value less costs to sell. For long-lived assets to be held and used, when a change in circumstances occurs, our management must assess whether we can recover the carrying amounts of our long-lived assets. If our management determines that based on all of the available information, we cannot recover those carrying amounts, an impairment of value of our long-lived assets has occurred and the assets would be written down to their estimated fair value.

Our management believes that the carrying amounts of our long-lived assets as of March 15, 2006, had not been impaired, other than to the extent of amounts already recorded in prior accounting periods. We may, however, be required to make write downs of our assets in the future, based on estimated net realizable value of our assets at that time. Such write downs could reduce our stock price.

We may be subject to corporate tax on any “built-in gain” recognized upon the sale of certain properties.

At the time of our REIT election, we acquired certain assets from taxable “C” corporations as to which we elected to defer the recognition of the “built-in gain” (i.e., the excess of the fair market value of such assets at the time of the acquisition by us over the adjusted basis of such assets, determined at the time of such acquisition) associated with those assets. If we recognize gain on the disposition of such assets prior to October 2006, then to the extent of such assets’ built-in gain we will be subject to tax on such gain at the highest corporate rate. Based on the estimated value of our only remaining asset that is subject to the tax on built-in gain, we do not expect to recognize gain or be subject to corporate tax upon the disposition of such asset. To the extent we are required to pay corporate taxes, the amount of liquidation proceeds will be reduced.

Stockholders Entitled to Vote at the Meeting

Only the holders of record of shares of common stock at the close of business on        , 2006 (the “Record Date”) are entitled to notice of and to vote at the annual meeting. Each share of common stock is entitled to one vote on all matters with each vote having equal weight. As of the Record Date, an aggregate of        shares of common stock were outstanding.

How to Vote Your Shares

Your vote is important. Your shares of common stock can be voted at the annual meeting only if you are present in person or represented by proxy. Even if you plan to attend the meeting, we urge you to vote now by completing and submitting the attached proxy card or authorizing your proxy by telephone or internet.

If you own your shares in record name, you may cast your vote by marking your proxy card, and then dating, signing, and returning it in the postage-paid envelope provided. Stockholders who hold their shares beneficially in street name through a nominee (such as a bank or broker) may be able to authorize their proxies by telephone or the internet as well as by mail. You should follow the instructions you receive from your nominee to vote these shares.

How to Revoke Your Proxy

You may revoke your proxy at any time prior to its exercise by notifying our secretary in writing of the revocation, delivery of a later-dated proxy, using the toll-free telephone number or Internet website address included herein or by voting in person at the meeting.

Voting at the Annual Meeting

The method by which you vote will in no way limit your right to vote at the meeting if you later decide to attend in person. If you hold your shares in street name, you must obtain a proxy executed in your favor from your nominee (such as a bank or broker) to be able to vote at the meeting.

Your shares will be voted at the meeting as directed by the instructions on your proxy card if:

•       you are entitled to vote,

•       your proxy was properly executed,

•       we received your proxy prior to the annual meeting, and

•       you did not revoke your proxy prior to the meeting.

The Recommendation of Our Board of Directors

If you send a properly executed proxy card without specific voting instructions, your shares represented by that proxy will be voted as recommended by our board of directors:

•      FOR the approval and adoption of the plan of liquidation and the dissolution of our company; and

•      FOR the election of the nominated slate of directors.

Our company does not presently know of any other business which may come before the annual meeting.

Votes Required to Approve Each Item

A majority of all the votes entitled to be cast at the annual meeting will constitute a quorum for the transaction of business at the annual meeting.

The following votes are required to approve each item of business at the meeting:

•       Plan of Liquidation Proposal:  The proposal to approve the plan of liquidation requires the affirmative vote of holders of at least a majority of our outstanding shares of common stock entitled to vote at the annual meeting (Proposal 1).

•       Election of Directors:  The affirmative vote of a majority of the shares of common stock represented at the annual meeting is required to elect each director (Proposal 2).

Abstentions and broker non-votes will be counted for purposes of determining the presence of a quorum. Abstentions will have the effect of a vote against the election of directors (Proposal 2). Abstentions and broker non-votes will have the effect of a vote Against the proposals to adopt the plan of liquidation (Proposal 1). A “broker non-vote” occurs when a nominee (such as a bank or broker) returns an executed proxy, but does not have the authority to vote on a particular proposal because it has not received voting instructions from the beneficial owner and has no discretionary authority to vote on the proposal. Since brokers are permitted to vote for the election of directors in an uncontested election, there will be no broker non-votes with respect to Proposal 2.

PROPOSAL 1—Plan of Liquidation

What You Are Being Asked To Approve

You are being asked to approve our proposed plan of liquidation. By voting in favor of the plan of liquidation, you will also approve the transactions described in this Proxy Statement, including the sale of all or substantially all of our assets and the dissolution of our company, which we and our board of directors will undertake in connection with the recommendation that the stockholders approve the plan of liquidation.

The Recommendation of Our Board of Directors

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE PLAN OF LIQUIDATION.

What the Plan of Liquidation Contemplates

The plan of liquidation contemplates the orderly sale of each of our company’s remaining assets which may take place in connection with the dissolution of substantially all of our company’s subsidiaries, the collection of all outstanding loans and receivables, an orderly disposition or completion of construction of our development projects, the discharge of all outstanding liabilities to third parties, and, after the provision of appropriate reserves, the distribution of all remaining cash to our stockholders and the dissolution of our company. If the plan of liquidation is approved, our board of directors may determine to sell our company’s remaining assets in a single transaction or series of related transactions or may sell those assets in several distinct transactions. Specifically, we intend to take the following steps in connection with the plan of liquidation once we receive our stockholders’ approval:

•       the orderly sale of the remainder of our assets for cash or such other form of consideration, depending on the value of the non-cash consideration being offered, as may be conveniently distributed to stockholders;

•       paying (or providing for) our liabilities and expenses;

•       after the establishment of appropriate reserves, the distribution of the balance of the proceeds from the sale of our assets or the collection of all outstanding loans to third parties, which may occur in one or more installments over a six to 24 month period after adoption of the plan of liquidation;

•       winding up our operations and dissolving our company, in accordance with the plan of liquidation; and

•       filing Articles of Dissolution with the State Department of Assessments and Taxation of Maryland.

Key Provisions of the Plan of Liquidation

The plan of liquidation provides, in part, that:

•       we may not engage in any business activities, except, to the extent determined appropriate by our board of directors to (i) operate and lease the properties; (ii) refinance any or all properties as necessary; (iii) repurchase our shares of common stock; (iv) preserve and sell our assets; (v) wind up our business and affairs; (vi) discharge and pay all our liabilities; and (vii) distribute our assets to our stockholders. We may also engage in any activities that our board of directors determines will enhance the value of our assets or business and any other activities related to or incidental to the foregoing;

•       if our board of directors determines that we will not have completed the full distribution of our assets within two years after the approval of the proposed plan of liquidation, or if our board of directors determines it to be necessary to do so at an earlier date, we may transfer to a liquidating trust our remaining cash and property and pay for (or adequately provide for) all our remaining debts and liabilities so that the liquidating trust can make liquidating distributions to stockholders;

•       our board of directors has the discretion, without further stockholder approval, to determine the terms of any liquidating trust and to appoint the trustees of any such trust;

•       upon our transfer to a liquidating trust of our remaining assets, those assets will be held solely for the benefit of an ultimate distribution to our stockholders after payment of unsatisfied debts, liabilities and expenses;

•       if we form a liquidating trust, the stockholders’ certificates for shares will be deemed to represent certificates for identical interests in the liquidating trust, unless separate trust certificates are issued in place of the shares, and the certificates representing an interest in the trust will not be transferable except in certain very limited circumstances such as the death of the holder;

•       if we form a liquidating trust, the distributions of cash or other property to our stockholders, or the transfer to a liquidating trust of our remaining cash and property, are anticipated to be in complete liquidation of our company and in cancellation of all issued and outstanding shares of common stock;

•       until the date we file our Articles of Dissolution, our charter and bylaws will not contain provisions relating to the liability and indemnification of our officers and directors that are any less favorable to such officers and directors than those that existed immediately before the approval of the plan of liquidation, and our charter and bylaws will not be amended in any manner that adversely affects the rights of such persons; furthermore, our company will be required to maintain directors’ and officers’ insurance to cover these individuals;

•       our board of directors and officers are, or the trustees of the liquidating trust will be, authorized to interpret the provisions of the plan of liquidation and to take such further actions and to execute such agreements, conveyances, assignments, transfers, certificates and other documents, as may in their judgment be necessary or desirable in order to wind up expeditiously our affairs and complete the liquidation; and

•       our board of directors may terminate the plan of liquidation for any reason prior to the approval of the plan of liquidation by our stockholders.

Reasons for the Liquidation

In reaching its determination that the plan of liquidation is fair to, and in the best interests of, our stockholders and approving the plan of liquidation and recommending that our stockholders vote to approve the plan of liquidation, our board of directors consulted with our management and our financial and legal advisors and considered the following factors:

•       our board of directors’ review of possible alternatives to the proposed liquidation, including the identification of an institutional capital partner to assist in our company’s growth going forward, a sale or recapitalization of all or a portion of our company’s properties, the potential sale or merger of our company and other possible transactions designed to enhance stockholder value. Based on this review and various proposals received from third parties, our board of directors concluded that none of the alternatives considered was reasonably likely to provide equal or greater value to our stockholders than the proposed plan of liquidation;

•       the inability to identify a buyer or strategic alliance partner who made a binding offer acceptable to our board of directors or otherwise provided an indication of interest at meaningful premiums to market prices or estimated liquidation value;

•       our board of directors’ belief that we had thoroughly explored the market interest in various strategic alternatives;

•       if we continued our operations as a going concern, the length of time necessary to evaluate and restructure our business, which our management estimated to be at least two to three years, and the significant risks associated with restructuring our business, which would require a substantial influx of additional capital and our company’s potential inability to raise that additional capital on a basis that is not dilutive to existing stockholders and otherwise on satisfactory terms and conditions;

•       the prevailing economic conditions, both generally and within the real estate and REIT capital markets and, in particular, management’s belief that premiums are being paid for properties that our company would want to acquire;

•       the aggregate cash liquidating distributions, which we originally estimated at the time our board of directors adopted the plan of liquidation would range between $4.20 and $4.80 per share of common stock, and the fact that a distribution of $4.20 per share of common stock (which is at the lower end of that range), or $4.80 per share of common stock (which is at the high end of that range), would have represented a 5.6% discount and a 7.8% premium, respectively, over the $4.45 average closing trading price for the 30 days from January 10, 2006 to February 8, 2006, which is the day preceding the announcement of our board of directors’ adoption of the plan of liquidation;

•       our board of directors’ belief that the range of cash liquidating distributions that we estimate we will make to our stockholders was fair relative to our board of directors’ own assessment, based on presentations made by our management, of our current and expected future financial condition, earnings, business opportunities, strategies and competitive position and the nature of the market environment in which we operate;

•       the per share consideration to be received by our stockholders in the liquidation is likely to be payable in cash, thereby eliminating any uncertainties in valuing the consideration to be received by our stockholders; and

•       the terms and conditions of the plan of liquidation.

Our board of directors believed that each of the above factors generally supported its determination and recommendation. Our board of directors also considered and reviewed with management potentially negative factors concerning the plan of liquidation, including those listed below:

•       there can be no assurance that our company would be successful in disposing of its assets for amounts equal to or exceeding its estimates or that these dispositions would occur as early as expected;

•       our costs while executing the plan of liquidation may be greater than we estimated;

•       the fact that following the adoption of the proposed plan of liquidation and the sale of our assets, our stockholders will no longer participate in any future earnings or growth from any additional investments or from acquisitions of additional assets except to the extent additional land may be acquired or developed with respect to our existing development projects;

•       the potential that our stock price may decline or become more volatile, due to our gradual liquidation of our assets and the distribution of proceeds from these liquidations;

•       if we establish a liquidating trust, the trust will likely provide for a prohibition of the transfer of trust interests subject to certain limited exceptions;

•       the actual or potential conflicts of interest which certain of our executive officers and directors have in connection with the liquidation, including those specified under the heading “Introduction—Risk Factors” and “Proposal 1—Certain Transactions and Possible Effects of the Approval of  the Plan of Liquidation Upon Directors and Officers,” such as certain severance payments;

•       the costs to be incurred by our company including significant accounting, financial advisory and legal fees in connection with the liquidation process;

•       the possibility that stockholders may, depending on their tax basis in their stock, recognize taxable gains (ordinary and/or capital gains) in connection with the completion of the liquidation;

•       the fact that no fairness opinion with respect to the liquidation was obtained, nor were there any formal third-party appraisals made of our assets to determine their liquidation value; and

•  the possibility that we may be subject to tax at corporate rates on gain recognized from the disposition of assets that are subject to deferred “built-in gains” attributable to our  acquisition of such assets from taxable “C” corporations at the time of our REIT election.

The above discussion concerning the information and factors considered by our board of directors is not intended to be exhaustive, but includes the material factors considered by our board of directors in making its determination. In view of the variety of factors considered in connection with its evaluation of the plan of liquidation and the proposed liquidation, our board of directors did not quantify or otherwise attempt to assign relative weights to the specific factors it considered. In addition, individual members of our board of directors may have given different weight to different factors and, therefore, may have viewed certain factors more positively or negatively than others.

Background

General

In pursuing its strategy of enhancing stockholder value, our board of directors has from time to time considered opportunities for a variety of transactions involving our company, including business combinations and other strategic alliances. From 2000 through the first half of 2004, we focused on rapidly growing our asset base through acquisitions and stabilizing our balance sheet by replacing short-term bank debt with longer-term fixed rate mortgages. During the second half of 2004, we believed it was an appropriate time to review our strategic direction and identify possible partners that could assist us in continuing our growth, and that in light of the fierce competition for high quality office buildings and the valuations for these assets in the private market, coupled with the benefits to our company of increased size and market presence, we would consider every alternative to create value for our stockholders.

In early 2004, William T. Atkins, our Chairman and former chief executive officer, was approached by representatives of a nationally recognized investment banking firm regarding the possible business combination of our company with another small cap public real estate investment trust focusing on office properties. During May 2004, Mr. Atkins met with the chairman and chief executive officer of Party A, a publicly traded real estate investment trust, to discuss a possible business combination with our company. No discussion of value or terms took place at that time.

In September 2004, Mr. Atkins and Robert W. Holman, Jr., our lead independent director, discussed the possibility of the sale or merger of our company in light of the factors described above, and Mr. Atkins solicited nationally recognized investment banking firms, including Bear Stearns & Co. Inc., an international investment banking firm, (“Bear Stearns”), for proposals for the representation of our company in connection with the exploration and evaluation of strategic alternatives.

On October 18, 2004, Mr. Atkins met with Charles K. Knight, our current chief executive officer (who was the chief operating officer and president at the time) and John B. Greenman, our former chief investment officer and vice president, to advise them of potential strategic alternatives involving our company. Mr. Atkins, Mr. Knight and Mr. Greenman discussed the merits of various strategic alternatives that our company might pursue and their respective effects on our company’s business strategy, financial condition and stockholders.

On October 20, 2004, our company completed a new loan agreement with KeyBank National Association, which increased our company’s revolving credit facility from $30 million to $40 million, and extended the maturity date of the loan from November 2005 to November 2007.

In late October, proposals were received from Bear Stearns and two other nationally recognized investment banking firms with respect to the representation of our company in strategic alternatives process.

On November 4, 2004, our board of directors met to discuss the various factors relating to potential strategic alternatives that our company could pursue including:  our company’s cost of capital; the increasing costs associated with our company’s compliance with Sarbanes Oxley and other rules and regulations adopted by the Securities and Exchange Commission and the impact of overhead costs on the operating margins and profitability of our company relative to other, larger REITs; liquidity issues relating to our company’s smaller capital base; the aggressively priced nature of the current market for property acquisitions and the difficulty of identifying and successfully acquiring attractive properties at reasonable capitalization rates; the willingness of third-parties to pay substantial premiums for both portfolios and companies, given the lack of available real estate product; and the potential attractiveness of our company to third parties. Based on its review of these factors, our board of directors discussed the engagement of an investment banker to assist our company in its evaluation of strategic alternatives. After a review of the various proposals from the investment banking firms, our board of directors authorized Mr. Atkins to negotiate with Bear Stearns for its engagement to act in our company’s behalf in exploring strategic alternatives.

On November 21, 2004, we engaged Bear Stearns to explore strategic alternatives for our company, among which were the identification of an institutional capital partner to assist in our company’s growth going forward, a sale or recapitalization of all or a portion of our company’s properties, the potential sale or merger of our company and other possible transactions designed to enhance stockholder value. We did not engage Bear Stearns in connection with an analysis of the dissolution and liquidation of our company. Our board of directors also approved the engagement of Mayer, Brown, Rowe & Maw LLP as special transaction counsel to our company in connection with the strategic alternative review.

On December 6, 2004, our board of directors met to discuss further the timing of the strategic review process and the responsibilities of management in connection with that process. Additionally, the non-management members of our board of directors also met in an executive session to discuss the strategic alternative process.

During December, members of our management provided Bear Stearns with detailed information on each of its properties, including physical and financial information, property level budgets, loan information as well as detailed corporate information on our company, including preliminary budgets, historic and projected financial information and other matters necessary to prepare a confidential information memorandum with respect to our company. Bear Stearns also worked with Mayer, Brown, Rowe & Maw LLP to prepare a form of confidentiality agreement to be delivered to parties with whom our company may have entered into a transaction in the strategic alternative process. Additionally, during December our management and Bear Stearns prepared an electronic information data room that was made available to all interested parties.

During January 2005, Bear Stearns completed the confidential information memorandum and distributed the confidential information memorandum to various institutions following execution of confidentiality agreement by an institution. A response deadline of February 15, 2005 was established for delivery of proposals for a transaction from these institutions.

On January 18, 2005, members of our management and Bear Stearns met with Party B, a diversified publicly traded real estate investment trust, at our company’s offices in Denver. General terms of a transaction were discussed, but no proposals or indications of interest were put forth at that time.

On January 27, 2005, members of our management met with Party C, a private investment management firm, at our company’s offices in Denver. General terms of a transaction were discussed but no proposals or indications of interest were put forth at that time.

On February 2, 2005, members of our management and Bear Stearns met with Party D, a private real estate investment, development and management company, at our company’s offices in Denver.

On February 9, 2005, our president and chief operating officer met with Party E, a private real estate operating and investment company, outside our company’s offices at a location in Denver. General terms of a transaction were discussed, but no proposals or indications of interest were put forth at that time.

On February 9, 2005, members of our management and Bear Stearns met with Party F, a publicly traded real estate investment trust, at our company’s offices in Denver. General terms of a transaction were discussed, but no proposals or indications of interest were put forth at that time.

On February 15, 2005, our president and chief operating officer and Bear Stearns met with an investment banker representing Party A at Bear Stearn’s offices in New York. General terms of a transaction were discussed, but no proposals or indications of interest were put forth at that time.

On February 18, 2005, members of our management and Bear Stearns met with Party D at our company’s offices in Denver regarding the properties and operations of our company. General terms of a transaction were discussed, but no proposals or indications of interest were put forth at that time.

On February 18, 2005, members of our management had a conference call with Party B to discuss the operations of our company. General terms of a transaction were discussed, but no proposals or indications of interest were put forth at that time.

On February 18, 2005, we received an indication of interest from Party G, a private investment advisor, for the acquisition of all of our company’s assets for approximately $6.85 per share, less deductions for costs and fees and working capital adjustments. This proposal was subject to extensive conditions, including completion of satisfactory due diligence reviews by Party G, exclusive negotiations with our company and a termination fee of $10 million.

On February 23, 2005, members of our management and Bear Stearns met with Party A at Party A’s offices. General terms of a transaction were discussed, including the proposal received on February 15, 2006, as well as the operations and properties owned by Party A.

At a meeting of our board of directors on February 24, 2005, Bear Stearns reported that 103 confidentiality agreements were sent out in response to third-party inquiries, 72 confidential information memorandums were sent to parties who had returned an executed confidentiality agreement, 29 parties explicitly declined to receive any information and 12 proposals were received by the February 15, 2005 deadline. The proposals fell into the following categories: mergers; asset sales; cash buyouts; and recapitalization scenarios. Based on the proposals that had been received, Bear Stearns recommended that our management and Bear Stearns should continue discussions with Party A, Party B, Party D and Party G. Our board of directors authorized Bear Stearns to continue discussions with these parties. Party A proposed a merger of our company into Party A in exchange for common and preferred shares in Party A represented by Party A to be valued at $6.07 per share. Party G made a revised proposal for an acquisition of all of our issued and outstanding shares of common stock in exchange for cash valued at $6.45 per share. The proposals from each of Party B and Party D were for a recapitalization of our company. Each of the proposals were preliminary and were subject to the completion of an financial, legal and property due diligence examination of our company and assets. Additionally at this meeting, our board of directors discussed our of company’s ability to meet the financial and coverage covenants in our secured credit facility with KeyBank National Association based on our expected fourth quarter 2004 results and the waivers that would be necessary from KeyBank National Association.

During the months of February and March, our management and Bear Stearns continued to provide detailed financial and property information to Party A, Party B, Party D and Party G and solicited a second round of proposals for a strategic transaction.

On March 2, 2005, our company notified KeyBank National Association that based on our expected fourth quarter 2004 results, we would likely need a waiver of certain financial and coverage covenants in its secured credit facility and requested such a waiver from KeyBank National Association, as agent for its primary bank group.

On March 3, 2005, our company completed a deed-in-lieu agreement with the lender for our Texas State building portfolio, pursuant to which we returned 13 properties to the lender.

On March 4, 2005, our company received a proposal from Party D regarding the contribution of real estate assets to our company by Party D in exchange for shares of our common stock and cash. This proposal was subject to numerous contingencies and qualifications.

On March 9, 2005, we announced the suspension of our dividend for the first quarter of 2005, in light of our company’s ongoing review of strategic alternatives and current capital resources and requirements, including restraints to be placed on our company by KeyBank National Association as a result of the negotiations with KeyBank National Association for a waiver of our covenant default under our secured credit facility.

On March 10, 2005, members of our management and Bear Stearns had meetings with Party G at our company’s offices in Denver. General terms of a transaction were discussed but no further proposals or indications of interest were put forth at that time.

On March 11, 2005, members of our management had meetings with Party D at our company’s offices in Denver. General terms of a transaction were discussed but no further proposals or indications of interest were put forth at that time.

At a meeting of our board of directors on March 8, 2005, Bear Stearns gave our board of directors an update on the various proposals under consideration and the status of each party’s due diligence investigation of our company and its properties.

On March 15, 2005 through March 17, 2005, members of our management conducted property tours and met with Bear Stearns and Party A at Party A’s offices. General terms of a transaction were discussed, as well as the operations of our company and Party A, but no further proposals or indications of interest were put forth at that time.

On April 7, 2005, our board of directors met to consider the second round of proposals. Our company received further proposals from Party A, Party D and Party G. We also received proposals from Party H, a real estate fund advisor that was acting with a large institutional investor to source funds for a transaction, and Party I, an institutional real estate investment group. Based upon discussions with our financial advisor, our board of directors determined that the second round of proposals ranged in value from $3.91 per share to $4.52 per share, and included proposals for cash mergers, stock mergers and asset sale transactions. All of the proposals were subject to extensive conditions, including completion of satisfactory due diligence reviews by the proposing party. Additionally, several of the parties required that we enter into exclusive negotiations with that party. After analyzing the second round proposals and reviewing a summary of the proposals provided by Bear Stearns, our board of directors determined that none of the proposals presented a compelling strategic alternative for our company. Following a thorough review of these proposals and after a discussion of the business prospects for our company, our board of directors authorized our management to work with Bear Stearns to review and analyze the viability of a potential recapitalization of our company through the offering of a series of convertible preferred shares or other securities of our company in a private placement transaction, the proceeds of which would have been used to reduce our bank debt and increase our asset base through accretive acquisitions.

On April 11, 2005, we received an updated proposal from Party A for a merger of our company into Party A in exchange for a combination of preferred stock and common stock estimated by Bear Stearns to have a value of $4.31 per share. During April, members of our management and Bear Stearns continued to discuss the terms of a possible transaction with Party A.

On April 14, 2005, members of our management and Bear Stearns had a conference call with Party I regarding its interest in a possible transaction with our Company. General terms of a transaction were discussed, but no further proposals or indications of interest were put forth at that time.

On April 19, 2005, members of our management had meetings with Party J, a private investment firm, at our company’s offices in Denver. General terms of a transaction were discussed, but no further proposals or indications of interest were put forth at that time.

On April 22, 2005, our board of directors met to review in more detail a potential recapitalization of our company based on models prepared by management and Bear Stearns. In a separate engagement from the engagement described above, Bear Stearns was retained to lead a recapitalization offering of our company on a best efforts basis. Additionally, at this meeting, our board of directors also accepted the resignation of Mr. Atkins as chief executive officer of our company and approved the appointment of Mr. Knight as chief executive officer of our company effective May 1, 2005.

On May 18, 2005, our board of directors met to review the timeline of the proposed recapitalization offering and certain proposed amendments to our company’s credit facility with KeyBank National Association to allow the completion of the offering.

On May 19, 2005, our company commenced an institutional road show soliciting interest in a proposed recapitalization transaction for our company. We also obtained a commitment from KeyBank National Association to provide a $100 million acquisition line of credit as part of a completed recapitalization of our company.

On June 1, 2005, we completed the road show, having met in person or by phone with 30 institutional investors regarding their interest in a recapitalization investment in our company. Following completion of the road show, management and Bear Stearns continued discussions with investors who showed significant interest in the transaction.

From June 3, 2005 through June 7, 2005, members of our management and Bear Stearns had conference calls with several parties regarding their interest in recapitalization transaction with our company.

On June 15, 2005, members of our management team had meetings with Party K, a real estate management firm, regarding its interest in a joint venture arrangement with our company with respect to a portion or all of our company’s assets. General terms of a transaction were discussed, but no further proposals or indications of interest were put forth.

On June 16, 2005, our board of directors met to consider the results of the proposed recapitalization. Bear Stearns provided a summary of the indications of interest that it had received regarding a potential offering of preferred stock of our company and the pricing and other terms thereof. After discussing these indications of interests, our board of directors concluded that the terms on which we would able to complete a recapitalization transaction would significantly dilute the holders of our shares of common stock and would not be favorable to the continued operation of our company. At this meeting, our board of directors also discussed other proposals received by our company from other investors providing for debt financing of our company. Our board of directors discussed these proposals and determined that the cost of capital, coupled with the structure of the particular proposals, made those proposals unattractive as compared to the potential benefits to the holders of our shares of common stock at that time. Our board of directors discussed the remaining strategic alternatives available to our company, with a particular emphasis on the alternatives involving either a merger or a sale of the entire company or a sale of selected assets, followed by the continued operation of our company on a reduced scale. Our board of directors discussed the benefits and costs of each approach.

On June 23, 2005, our board of directors met to review the strategic alternative process that had occurred to that date. Bear Stearns indicated that they had received additional indications of interest from potential transaction participants. Our board of directors authorized Bear Stearns to pursue these additional indications of interests and to further solicit new proposals for all or some of our company.

On June 26, 2005, we entered into an additional amendment to our secured revolving credit agreement which further extended the maturity date from November 12, 2005 to January 31, 2006 and waived the $2.5 million payment requirement that was due on July 1, 2005.

On June 27, 2005, our board of directors voted to continue the suspension of our dividend for the second quarter of 2005.

During June 2005, Mayer, Brown, Rowe & Maw LLP prepared a draft of an Agreement and Plan of Merger that was reviewed by our management and Bear Stearns. The draft agreement was distributed to 11 parties by Bear Stearns during the week of June 27, 2005. Additionally, our management and Bear Stearns continued to update our electronic data room at that time.

On July 5, 2005, members of our management met with Party L, a private real estate investment management firm, at our company’s offices in Denver. General terms of a transaction were discussed, but no further proposals or indications of interest were put forth at that time.

On July 6, 2005, members of our management team met with Party M, a private real estate investment firm, at our company’s offices in Denver. General terms of a transaction were discussed, but no further proposals or indications of interest were put forth at that time.

On July 14, 2005, management and representatives of Party N, a publicly traded real estate investment trust focused on commercial property, participated in a conference call regarding Party N’s interest in a recapitalization or acquisition of our company. No discussion of specific value or terms took place at that time.

On July 18, 2005, our board of directors met to consider updated proposals that our company had received from Party A, Party B, Party G, Party H, Party O, a real estate fund advisor that was acting with a large institutional investor to source funds for a transaction, Party P, a private investment advisor, and Party Q, a private real estate investment management firm. Our board of directors also discussed interest from Party N in connection with a proposed $75 million recapitalization of our company. Based upon discussions with our financial advisor, our board of directors determined these proposals ranged in value from an estimated $3.00 per share to an estimated $4.50 per share. Our board of directors considered all proposals. The two proposals that were the highest in value were from Party G at $4.50 per share and Party O at $4.50 per share. Each of these proposals was provided for a cash-out merger and both Party G and Party O were seeking exclusivity with respect to negotiating on a transaction and satisfactory due diligence and other contingencies with respect to our company and our properties. At this meeting, our board of directors also discussed the continuing operations of our company on a reduced level as recommended by Mr. Atkins and Alexander Hewitt, a director. Our board of directors, with the exception of Mr. Atkins and Mr. Hewitt, authorized management to continue to pursue a business combination involving our company, with a particular focus on the proposals obtained from Party G and Party O. Because both of the proposals were of an equivalent stated value, and neither proposal was at an excessive premium to the current market price of our shares of common stock, our board of directors determined it could not agree to provide exclusivity to either party. At the conclusion of this meeting, our board of directors directed our management to continue to consider all strategic alternatives available to it.

On July 20, 2005, attorneys at Mayer, Brown, Rowe & Maw LLP conducted a conference call with counsel for Party O to discuss the structure of Party O’s proposal and the terms of the draft agreement and plan of merger. On August, 4, 2005, counsel for Party O delivered a revised draft of the agreement and plan of merger to our management and Mayer, Brown, Rowe & Maw LLP.

During August 2005 our management and Bear Stearns continued to have discussions with both Party G and Party O, and Party G continued with its due diligence review of the materials available in the information date room.

On August 18, 2005, our board of directors met to review the status of negotiations with both Party G and Party O. At that meeting Bear Stearns reported that Party O had elected to forego its request that it have exclusivity with our company in the negotiation of a transaction. At this point, however, Party O was still in the process of trying to finalize its potential financing of the transaction. Party O indicated that it believed it could make a final offer within two weeks. Party N continued to insist that it be given an exclusive right to negotiate a transaction with our company. Our board of directors also reviewed a proposal from Party L to recapitalize our company and a revised proposal from Party B for a $40 million loan to our company that would allow us to refinance our revolving line of credit with KeyBank National Association. In each case, our board of directors determined that the cost of the capital required by the proposals was too high. At this meeting, our management suggested that our board of directors consider certain limited asset sales in order to generate the necessary capital to repay our company’s credit facilities with KeyBank National Association by the April 2006 maturity date. Our management recommended the sale of five assets based on anticipated marketability of the assets, their impact on the future operations of our company if not sold and the estimated sale proceeds each asset could generate. Bear Stearns reviewed various asset sale alternatives and indicated that pursuing such sales was not necessarily mutually exclusive of pursuing other strategic alternatives. Our board of directors approved the listing of the following four properties, Keystone, Panorama Falls, Financial Plaza and AmeriVest Plaza, and entering into negotiations to sell our company’s tenancy-in-common interest in Panorama Falls to the other tenant-in-common. Additionally, our board of directors also approved amendments to our credit agreements with KeyBank National Association, which among other things provided for a restructuring of both the secured and unsecured credit facilities by extending the principal reduction dates on both facilities from September 1, 2005 to December 31, 2005, and by extending the maturity date of the secured credit facility from November 12, 2005 to April 1, 2006 to coincide with the unsecured revolving credit facility.

On August 29, 2005, our board of directors met and reviewed a proposal from Party R, a private real estate investment management and advisory firm, for a $30 million loan to our company. After discussion, our board of directors concluded that this proposal was less favorable than the similarly structured proposal from Party B, and directed management to inform the Party R that the suggested terms were not acceptable at that time. At this meeting, our management updated our board of directors on its progress on the asset sales and proposed an operational restructuring plan designed to maximize the possibility and value of a corporate sale or other strategic transaction involving our company. Our management also proposed a plan to transition our company to third-party property management and to implement staff reductions at both the regional and corporate level in an effort to reduce costs, streamline operations, provide stability for the remaining employees and retain as many long-term strategic options for our company as possible. Our board of directors also reviewed a proposal from Party B to acquire the Chateau Plaza property in a privately negotiated sale. After considering the offer made by Party B, our board of directors directed our management to list the fifth property recommended by management at the August 18, 2005 meeting, Chateau Plaza, for sale as part of the asset sale group. Additionally, our board of directors approved our management’s operational restructuring plan, including an agreement with Trammell Crow Services, Inc. to manage our Denver properties.

On September 1, 2005, we announced an amended employment agreement with Mr. Knight through June 2006 and a severance and retention agreement with Mr. Greenman through January 17, 2006.

On September 13, 2005, Mr. Knight met with the chief executive officer of Party S, a publicly traded real estate investment trust regarding its interest in a possible transaction with our company. No discussion of specific value or terms took place at that time.

On September 14, 2005, we completed our amended loan agreements with KeyBank National Association.

On September 30, 2005, we completed the sale of our tenancy-in-common interest in the Panorama Falls property.

During September, brokers were retained to sell the four wholly-owned properties listed above. During September, our management worked with the listing brokers to complete confidential offering memoranda for each property and distribution of memoranda began for Chateau Plaza and AmeriVest Plaza. During September, we began the transition to third-party management in Denver and eliminated two positions in our corporate offices.

During October, confidential offering memoranda were completed and distributed for the Financial Plaza and Keystone properties and offers were requested for the Chateau Plaza and AmeriVest Plaza properties.

At a meeting on October 27, 2005, our board of directors reviewed a proposal from Party T, a privately held real estate operating company, to purchase all of our outstanding shares of common stock for consideration of $4.25 per share, subject to due diligence and other conditions. Our board of directors also reviewed a revised proposal from Party O, which reflected a new capital partner for Party O. Party O’s revised proposal provided for the purchase by Party O of all of our outstanding shares of common stock at a price per share of $3.62 per share or to acquire the assets of our company at a price of $3.72 per share. Both proposals contained numerous conditions and deductions from these estimated amounts for transaction costs and fees and working capital adjustments. Our board of directors authorized Bear Stearns to continue to negotiate and clarify these proposals. Additionally at this meeting, our board of directors reviewed a preliminary liquidation analysis. Bear Stearns assisted management by helping to develop financial models and performing various sensitivity analyses of management’s projections relating to the amount of cash distributions that could be made to stockholders. Bear Stearns did not independently verify management’s budgets and projections, and it did not appraise any of the assets of our company, although it did perform the mathematical compilations and computations of management’s budgets and projections necessary to complete the sensitivity analyses. Our board of directors discussed the results of other REIT liquidations, the consequences of the time value of money on the liquidation analysis, the source of the cost of capital estimates for the analysis and the market perception of various alternatives and the related effect on stockholder value. Our board of directors reviewed the various valuation assumptions for our properties, noting the cross-collateralized nature of the debt arrangements for certain properties, the liquidation process, and the associated timeline for accomplishing that initiative, including the requisite approvals, the designation and engagement of national brokers, our company’s reporting obligations under applicable federal securities laws and American Stock Exchange requirements, the functioning of a liquidating trust, and severance and retention cost estimates. Our board of directors engaged in a lengthy discussion about the benefits and costs of a liquidation scenario versus continuing to operate the remaining portion of our properties. Our board of directors also discussed the various legal and fiduciary duties and responsibilities associated with such scenarios. At this meeting, our board of directors discussed the possibility of additional asset sales and approved the sale or refinancing of the Greenhill Park property and the sale of the Chateau Plaza property.

Additionally, on October 27, 2005, the non-management members of our board of directors met in executive session to discuss the progress of strategic asset sales.

During October 2005, Mr. Knight had discussions with the chief executive officer of Party U, a publicly traded real estate investment trust, regarding a corporate merger of our company with Party N. Mr. Knight also engaged in preliminary discussions with three groups that control various private real estate portfolios in various markets that had expressed interest in a reverse merger with our company. Additionally, our management had discussions with representatives of Party V, a subsidiary of an investment banking firm. The representatives of Party V expressed a preliminary interest in financing a management buyout of our company. No discussion of specific value or terms took place at that time, and Mr. Knight advised Party V that he had no interest in such a transaction. Our management had no further discussions with Party V regarding a management buyout after that preliminary discussion.

Also in October 2005, attorneys at Mayer, Brown, Rowe & Maw LLP also had discussions with counsel to Party O and its capital partner regarding a proposed structure for a transaction between Party O and our company. Mr. Knight met multiple times with representatives of Party O regarding their continued interest in the transaction; however, during these discussions, Party O informed Mr. Knight that its second capital partner for a proposed transaction had terminated its interest.

In October 2005, our company received preliminary proposals to form joint ventures on all or certain specific assets from Party W, a real estate pension fund advisor, and Party L. These parties indicated they were not willing to pursue serious discussions with our company as long as an outright sale or merger of our company was still being considered. At Party W’s request, we introduced Party W to Party O, which we refer to as Group A and began renewed discussions with this group regarding an acquisition of our company in a cash merger.

On November 3, 2005, Mr. Knight met with the chief executive officer of Party U regarding its interest in acquiring our company. Additional financial information about our company was provided to Party U by Bear Stearns.

On November 6, 2005, management met with representatives of Real Estate Advisor A, a nationally recognized real estate brokerage firm, regarding their qualifications to assist our company in a possible liquidation.

On November 11, 2005, our board of directors met to consider a “mini-tender offer,” a tender offer for less than five percent of our outstanding shares of common stock, from MacKenzie Patterson Fuller Inc. to acquire shares of common stock of our company for $4.00 per share. Our board of directors approved a response to the mini-tender offer, and directed management to respond in writing to stockholders as required by law. Our board of directors believed that the net asset value of our company’s assets, including properties that were currently scheduled for sale, was in excess of $4.00 per share of common stock, and therefore, did not express an opinion with respect to, and remained neutral toward, the mini-tender offer, which was for a non-controlling interest in our company. Our board of directors did note, however, that if a stockholder otherwise intended to sell its shares of common stock, it should consider the mini-tender offer as a means of liquidity to the extent that the current market price of our common stock at the time the stockholder intended to sell was less than $4.00 per share of common stock.

At the November 11, 2005 meeting, our board of directors also reviewed a proposal received that same day from Group B, which was comprised of a real estate management firm and a privately held real estate investment company, to acquire all of the outstanding shares of common stock of our company for $4.50 per share in cash. Additionally, at this meeting Bear Stearns reported that Group A was planning to make a new proposal to our company in December 2005.

On November 11, 2006, Mr. Knight met with representatives of Real Estate Advisor B, a nationally recognized real estate brokerage firm, regarding their qualifications to assist our company in a possible liquidation.

During November 2005, Bear Stearns had continuing discussions with Group B and their representatives. Group B had previously requested the right to exclusively negotiate with our company with respect to an acquisition of our company, but subsequently agreed to proceed without exclusivity. Group B’s legal counsel submitted initial comments on the proposed merger agreement to Mayer, Brown, Rowe & Maw LLP and indicated they expected to complete their due diligence by mid-December 2005 and be in a position to make a definitive proposal at that time. Throughout November 2005, our management and Bear Stearns provided both Group A and Group B with extensive information regarding our company, including copies of documents and detailed financial and other information. During November 2005, Mr. Knight met representatives of Party L and Group A regarding their interest in our company. During November 2005, our management had a series of conference calls with representatives of Party X, a privately held real estate owner, regarding their interest in acquiring all or part of our company’s assets together with an unidentified third party.

On November 14, 2005, we announced the transfer of property management for our Phoenix properties to Trammell Crow.

On November 16, 2005, the acquisition committee of our board of directors approved the sale of the AmeriVest Plaza property.

On November 17, 2006, representatives of Real Estate Advisor A made a formal presentation to our management on their recommendations for liquidation of our company and their qualifications to assist our company as an advisor in a liquidation.

On November 23, 2005, the acquisition committee of our board of directors approved the sale of the Financial Plaza property.

On November 29, 2005, representatives of Trammell Crow made a formal presentation to our management on their recommendations for liquidation of our company and their qualifications to assist our company as an advisor in a liquidation.

During December 2005, our management and Bear Stearns continued to provide extensive due diligence information and continued in discussions with representatives of each Group A and Group B.

On December 2, 2005, representatives of Real Estate Advisor B made a formal presentation to our management on their recommendations for liquidation of our company and their qualifications to assist our company as an advisor in a liquidation.

At a meeting of our board of directors on December 5, 2005, our board of directors further reviewed the proposal from Group B, received on November 11, 2005, to effectuate a merger at a price of $4.50 per share and an update on the proposal from Group A to acquire all of our outstanding common shares. At that time, Group A had requested an exclusive period within which our company would not negotiate any other transactions involving any strategic alternatives with any other party for a period of 50 days, and further provided that if Group A and our company did not enter into a transaction for any reason, our company would be required to reimburse Group A for all of its costs and expenses in negotiating a transaction and conducting due diligence on our company. At that time, our board of directors reiterated its concerns with pursuing any proposal with an exclusivity requirement or expense reimbursement provisions in order to receive the highest value to our stockholders particularly in light of our pending proposals at equal or greater value.

Additionally, at the December 5, 2005 meeting of our board of directors, Mr. Atkins and Mr. Hewitt proposed a plan for continuing the operations of our company with a decrease in the size of management, without further growing our company and limiting the number of asset sales by our company. Our board of directors discussed the proposal at length with Mr. Atkins and Mr. Hewitt, and analyzed the underlying assumptions and different perspectives on interest rates, capitalization rates and the short and long term direction of the real estate markets and the prospects for our properties. Our board of directors also reviewed a liquidation plan prepared by our management, including a cash flow analysis and a memorandum about liquidation events under Maryland corporation law.

On December 6, 2005, Mr. Knight had a call with representatives of Party Y, a private real estate investment group, regarding Party Y’s interest in contributing office building  assets to our company in exchange for a controlling interest in our company. Bear Stearns and an investment banking firm representing Party Y discussed Party Y’s proposal, but those discussions did not result in any formal offer being made by Party Y to our company.

On December 7, 2005, Mr. Knight met with the chief executive officer of Party O to discuss the continued interest of Group A in acquiring our company.

On December 9, 2005, representatives of Group B toured our company’s Denver properties with members of our management.

On December 12, 2005, we completed the sale of the Chateau Plaza property.

On December 13, 2005, the acquisition committee of our board of directors approved the sale of the Keystone property.

On December 15, 2005, we completed the sale of the AmeriVest Plaza property.

On December 16, 2005, we announced the completion of a purchase and sale agreement on the Financial Plaza property.

During December 2005, Mr. Knight had further calls with representatives from Party X regarding its interest in our company and issues regarding the form of a confidentiality agreement that would be required of Party X. No discussion of specific value or terms took place at that time.

Throughout the month of December 2005, attorneys at Mayer, Brown, Rowe & Maw LLP and our management continued extensive negotiations with Group B on the merger agreement. Representatives of Group B conducted physical due diligence inspections of all of our properties in Denver, Dallas and Phoenix and spent two days in the our Denver corporate offices reviewing various detailed corporate documents.

On December 20, 2005, our board of directors met to discuss the continuing negotiations with Group B. Based on these discussions, our board of directors directed our management and Bear Stearns to continue their negotiations with Group B and to request that Group B’s proposal be increased to $4.60 per share.

On December 21, 2005, Mr. Knight met with a representative of Group B to discuss the proposed transaction between Group B and our company.

On December 29, 2005, representatives of Party Z, a private real estate investment firm, toured our Denver properties and met with our management to discuss their interest in acquiring our company.

On December 27, 2005, we announced the transfer of property management for our Dallas properties to Transwestern Commercial Services and our hiring of a new director of asset management.

On January 3, 2006, our management was informed by the real estate management firm included in Group B that the original privately held real estate investment company with whom it had partnered had been replaced in Group B by a new privately held real estate investment company. During January 2006, the newly reconstituted Group B continued its due diligence review of our company.

On January 10, 2006, Mr. Knight met with a representative of Group A to discuss the proposed transaction between Group A and our company.

On January 23, 2006, we completed a loan agreement with our primary bank group which amended our unsecured revolving credit agreement and reinstated a revolving credit facility of up to $10 million to be used for working capital and other limited corporate purposes. The revolver is secured by the Greenhill Park property and matures on December 28, 2006.

On January 23, 2006, we completed the sale of the Financial Plaza property.

On January 24, 2006, we completed the sale of the Keystone property.

During January 2006, Bear Stearns and our management continued discussions with each of Group A and with Group B regarding its interest in a transaction with our company and continued to provide additional information to both parties as requested. In addition, representatives of Group B completed property tours of all properties and attorneys and accountants for Group B reviewed numerous documents provided by our company.

In a continued effort to enter into a transaction, throughout January 2006, Mr. Knight met with representatives of Group A, Party B, Party E, Party Z, Party AA, a large institutional investor, and Party BB, a large institutional investor, regarding their interests in our company.

On January 20, 2006, management received formal second round presentations from each of Real Estate Advisor B and Trammell Crow regarding its recommendations and proposed asset sales plan for the remaining assets of our company.

On January 24, 2006, Bear Stearns and management had a conference call with principals of Party CC, a real estate opportunity fund. Party CC had expressed an interest in exploring a possible recapitalization of our company. On January 30, 2006, representatives from Party CC and Bear Stearns met in New York to discuss this proposed recapitalization. Party CC proposed to acquire up to $50 million of our outstanding shares of common stock at a price equal to $4.50 per share of common stock. Additionally, Party CC proposed to invest additional capital into our company on unspecified terms.

On January 26, 2006, our board of directors reviewed a revised proposal from Group B (as reconstituted). The revised Group B proposal provided for the acquisition of all of our outstanding shares of common stock at a price of $4.60 per share in cash. The proposal was subject to certain conditions, including delivery of specified due diligence items, negotiation of an acceptable merger agreement and receipt of all necessary consents to the assumption of the existing mortgage debt prior to closing of the transaction. Our board of directors also reviewed a proposal from Party Z to purchase all of our outstanding shares of common stock at a price between $4.15 and $4.40 per share in cash, subject to certain conditions, including a legal due diligence review of our company. Our board of directors also reviewed an updated proposal from Group A indicating their interest in pursuing an acquisition of all of our outstanding shares of common stock at a price per share equal to $4.39, less deductions for transaction costs and fees and working capital adjustments. The revised proposal from Group A continued to include the exclusivity and expense reimbursement provisions and a request for a further 30-day due diligence period. Bear Stearns reported that Group B had finished its real estate and market due diligence and was requesting an additional one to two weeks to complete its legal due diligence effort. Our board of directors also reviewed a further updated liquidation analysis and discussed the range of values likely to be realized by our stockholders in a liquidation of our company. Our board of directors discussed certain accounting and tax issues that could arise in the event a plan of liquidation were adopted by our board of directors and the likely timeline for a plan of liquidation. At the conclusion of the meeting, our board of directors directed management to allow Group B up to an additional two weeks to complete its legal due diligence and requested further information from our management with respect to the impact of certain existing non-prepayable debt on the valuations of specific properties of our company.

On January 26 and 27, 2006, representatives from Group B toured our properties in Phoenix and Denver and met with our management regarding their continued interest in an acquisition of our company.

On January 30, 2006, representatives of Group B contacted Bear Stearns to inform our company that its proposal to acquire all of the outstanding shares of our company at price of $4.60 per share in cash had been withdrawn, based upon Group B’s estimate of the costs associated with assuming or prepaying our company’s secured debt and that the group no longer had an interest in pursuing a transaction.

On January 30 and 31, 2006, management had meetings and conference calls with representatives of Trammell Crow regarding their projected property valuations, the impact of non-prepayable mortgage debt on these values and other matters related to a complete liquidation of our company’s remaining assets.

On February 2, 2006, Mr. Knight had a discussion with representatives from Party DD, a private real estate investment management firm that had recently executed a confidentiality agreement with our company, regarding its preliminary interest in a recapitalization transaction of our company.

Our board of directors held a special meeting on February 9, 2006. Our board of directors initially discussed the progress of a proposed transaction with Group B and reviewed the proposal from Party CC outlining the general terms of their proposed recapitalization of our company. Bear Stearns reported on the status of current discussions with Group B and the recapitalization proposal from Party CC.

Our management next presented a draft plan of liquidation and various financial analyses and scenarios of a liquidation of our company. Representatives of Mayer, Brown, Rowe & Maw LLP advised our board of directors of its duties to our stockholders under applicable law with respect to adopting a plan of liquidation. Our management responded to questions and comments from our board of directors. After these presentations, our board of directors commenced a discussion concerning the proposed plan of liquidation. Following the review of the liquidation analyses and the discussions of the plan of liquidation, our board of directors unanimously determined that the plan of liquidation was fair to, advisable and in the best interests of our company and our stockholders.

On the evening of February 9, 2006, a press release was issued announcing the adoption of the plan of liquidation. A copy of the plan of liquidation is attached to this proxy statement as Appendix A.

Expected Distributions

Timing and Amount

At present, the amount and timing of distributions to stockholders depends entirely on the amount and timing of proceeds from sales of our properties. Our board of directors has not established a firm timetable for distributions to stockholders. Under the terms of the plan of liquidation and Maryland law, we may make one or more distributions from time to time, after providing for or reserving for the payment of our obligations and liabilities, as we sell or otherwise liquidate our assets. Alternatively, if our board of directors elects, we may transfer our remaining assets to a liquidating trust and issue each stockholder an interest, which may be certificated, in such liquidating trust. All distributions will be paid to stockholders of record at the close of business on the record dates to be determined by our board of directors, pro rata based on the number of shares owned by each stockholder.

The final distribution from our company to our stockholders, or alternatively to a liquidating trust, is expected to be made, if possible, no later than the second anniversary of the date on which our stockholders approve the plan of liquidation. However, we cannot assure you that the final distribution of the proceeds of all of our assets will be made in such time period.

Although we cannot be sure of the amounts, we currently believe that you will receive cash distributions totaling in the range of between approximately $4.20 to $4.80 per share of common stock.

However, should actual circumstances differ from our assumptions, you could receive more or less than that amount. The indicated amount and timing of the distributions represent our current estimates, but it is not possible to determine with certainty the aggregate net proceeds that may ultimately be available for distribution to stockholders. See “Introduction—Risk Factors.”  The actual amount, timing of and record dates for stockholder distributions will be determined by our board of directors in its sole discretion and will depend upon the timing and proceeds of the sale of our remaining assets, and the amounts deemed necessary by our board of directors to pay or provide for all of our liabilities and obligations.

Calculation of Estimated Distributions

To estimate the amounts that may be available for distribution from the liquidation proceeds, we estimated the amounts likely to be received from the sale of our properties and the costs of liquidation. We also estimated general and administrative costs during the liquidation process. The payment of the distributions is in each case subject to the payment or provision for payment of our obligations to the extent not assumed by any purchasers of our assets and any tax liabilities. We believe that we will have sufficient cash and cash equivalents to pay all of our current and accrued obligations as a result of cash from operations and asset sales. In addition, if contingent or unknown liabilities exist and/or greater federal, state or local income taxes have to be paid, distributions to stockholders may be reduced or delayed. Also, expenses will continue to accrue following approval of the plan of liquidation, as the expenses that we have estimated for professional fees and other expenses of liquidation are significant. These expenses will reduce the amount of cash available for ultimate distribution to stockholders. See “Introduction—Risk Factors” for a more detailed discussion of these risks.

Uncertainties Relating to Estimated Distributions

Our estimates of potential distributions were prepared solely for planning purposes. The preparation of these estimates involved judgments and assumptions with respect to the liquidation process that, although considered reasonable at the time by management, may not be realized. We cannot assure you that actual results will not vary materially from the estimates. As we have disclosed under “Introduction—Risk Factors,” certain examples of uncertainties that could cause the aggregate amount of distributions to be less or more than our estimates include the following:

•       the value of our assets and the time required to sell our assets may change due to a number of factors beyond our control, including market conditions in the commercial real estate market and the length of time it takes to develop or sell our commercial real estate properties;

•       our estimate of distributable cash resulting from our liquidation is based on estimates of the costs and expenses of the liquidation and operating our company. If actual costs and expenses exceed or are less than such estimated amount, aggregate distributions to stockholders from liquidation could be less or more than estimated;

•       if properties are not sold by the times and at prices we currently expect, the liquidation may yield distributions less than or greater than the recent market prices of the shares of common stock;

•       if liabilities, unknown or contingent at the time of the mailing of this Proxy Statement, later arise which must be satisfied or reserved for as part of the plan of liquidation, the aggregate amount of distributions to stockholders as a result of the plan of liquidation could be less than estimated; and

•       delays in consummating the plan of liquidation could result in additional expenses and result in actual aggregate distributions to stockholders being less than our estimated amount.

We do not anticipate updating or otherwise publicly revising the estimates presented in this document to reflect circumstances existing or developments occurring after the preparation of these estimates or to reflect the occurrence of anticipated events. The estimates have not been audited, reviewed or compiled by independent auditors.

Modification or Termination of Plan of Liquidation

Our directors may also, at their discretion, abandon the plan of liquidation prior to it being approved by our stockholders. Following approval of the plan of liquidation by our stockholders, further stockholder approval is required for any modification or amendment to the plan of liquidation.

Once our stockholders have approved the plan of liquidation, no further stockholder action will be required to sell the remainder of our assets and to make the distributions described in the plan of liquidation. Furthermore, if our stockholders approve the plan of liquidation, our board of directors will have the authority to sell any and all of our company’s assets on such terms as our board of directors determines appropriate, subject to the provisions of the plan of liquidation. Notably, our stockholders will have no subsequent opportunity to vote on such matters and will, therefore, have no right to approve or disapprove the terms of such sales.

Cancellation of Shares of Common Stock

Our final distribution, which may be either in cash or in the form of trust certificates representing interests in a liquidating trust, will be in complete redemption and cancellation of our outstanding shares of common stock. Upon such final distribution, you may be required to surrender your share certificates. If we cannot make distributions to a stockholder because mail is not deliverable to the last known address of that stockholder on the stockholder list we or our transfer agents maintain, we will hold the funds subject to unclaimed funds or escheat statutes of the state of the stockholder’s last known address. If such state does not have an escheat law, the law of Maryland will govern. If a stockholder does not claim such funds within the statutory period, the funds may escheat to the state.

Steps Taken Consistent with the Plan of Liquidation

Consistent with our company’s plan to sell assets, retire debt and accumulate cash to enhance its business options, and with due consideration of its on-going evaluation of its strategic alternatives, we have taken the actions discussed below, all of which our board of directors believes to have been in the best interests of our company and consistent with the proposed plan of liquidation.

On February 9, 2006, we engaged Trammell Crow to assist us in selling all of our properties. Under the terms of an exclusive brokerage agreement with Trammell Crow, Trammell Crow Services Inc. will receive a fee of between 0.60% and 0.75% on the sales price of each of our properties when they are sold, together with reimbursement of third-party marketing costs of up to $60,000 in the aggregate. If the agreement is terminated prior to the commencement of marketing efforts, we will be required to pay Trammell Crow a break-up fee of $144,000. Additionally, if the agreement with Trammell Crow Services Inc. is terminated subsequent to Trammell Crow Services Inc.’s release of offering materials at the express direction of our management, but prior to sale of any of our properties, we must pay a fee to Trammell Crow of $35,000 per property that we withdraw from the marketing process.

On February 13, 2006, we entered into an amendment to our engagement letter with Bear Stearns, pursuant to which Bear Stearns had been advising our company with respect to strategic alternatives. This amendment provides that the engagement of Bear Stearns as our financial advisor is not with respect to the proposed plan of liquidation and, accordingly, that a liquidation transaction, whether by the sale of one or all of our properties, does not fall into the category of transactions under which Bear Stearns would be required to provide analysis or an opinion or entitled to a 0.85% fee on the consideration received by our company in a property sale. Pursuant to the amendment, we paid Bear Stearns a one time fee of $150,000 upon execution of the amendment and have agreed to pay Bear Stearns a fee of 0.15% of the amount of any our properties that are sold to specific parties identified in the amendment.

We have previously entered into retention agreements with our non-executive employees which provide for varying amounts of compensation to non-executive employees if they are terminated after a plan of liquidation is adopted by our stockholders. We currently anticipate that certain of these non-executive employees will be retained through the winding up and dissolution process.

Dissolution

No later than two years from the date our stockholders approve the plan of liquidation, we intend to file Articles of Dissolution with the State Department of Assessments and Taxation of Maryland to dissolve our company. Our board of directors, however, reserves the discretion and authority to file the Articles of Dissolution at an earlier date, subject to the final liquidation of our company’s assets or to the transfer of our company’s remaining assets into a liquidating trust. The dissolution will become effective upon acceptance for record of the Articles of Dissolution by the State Department of Assessments and Taxation of Maryland. Although we intend to wind up our affairs, pay or provide for all of our debts and liabilities before we file our Articles of Dissolution, under Maryland law, even after we file Articles of Dissolution, we will continue to exist for the purpose of winding up our affairs by marshalling our assets, selling or otherwise transferring assets which are not to be distributed in kind to our stockholders, paying our debts and other liabilities and doing all other acts incident to liquidation of our business and affairs. However, after the Articles of Dissolution have been filed, we will not carry on any other business.

Transferability of Shares; American Stock Exchange Listing

We anticipate that the market price of our shares of common stock will decline as we make liquidating distributions to our stockholders. It is likely that the American Stock Exchange will consider suspending trading in or remove from listing our shares of common stock, for, among other reasons, the aggregate market value of our publicly held shares being less than $1 million or if liquidation has been authorized. In the event that the American Stock Exchange delisted our shares of common stock, we could still be subject to the periodic reporting and disclosure requirements of the Securities Exchange Act of 1934 (the “Exchange Act”).

We may close our stock transfer books at any time after the Articles of Dissolution have been filed or after we have transferred all of our assets to a liquidating trust and, in any event, will close our stock transfer books and discontinue recording transfer of shares of common stock on the earliest to occur of:

•       the close of business on the record date fixed by our board of directors for the final liquidating distribution,

•       the close of business on the date on which our remaining assets are transferred to a liquidating trust, or

•       the date on which Articles of Dissolution are accepted for record by the Maryland State Department of Assessments and Taxation.

After the stock transfer books have been closed, certificates representing shares of common stock will not be assignable or transferable on our company’s books except by will, intestate succession or operation of law. After the final record date for the recording of stock transfers, our company will not issue any new stock certificates, other than replacement certificates.

Liquidating Trust

We may distribute our assets at any time into a liquidating trust. If all of our assets are not sold or distributed prior to the second anniversary of the approval of the plan of liquidation by our stockholders, we will transfer any assets not sold or distributed, including any contingency reserve or other cash on hand, to a liquidating trust. Furthermore, our board of directors and management may determine to transfer assets to a liquidating trust in circumstances where the nature of an asset is not susceptible to distribution (such as interests in real property, securities in privately held companies, or promissory notes) or where our board of directors determines that it would not be in the best interests of our company and the stockholders for the assets to be distributed directly to the stockholders at the time. Our board of directors may elect to distribute our assets to a liquidating trust prior to the second anniversary of stockholder approval of the plan of liquidation if they determine that the liquidating trust is in the best interest of the stockholders. We anticipate that by distributing assets to the liquidating trust, savings may result from reductions in the costs of: (i) preparing certain periodic reports required by, and complying with the rules and regulations of, the Securities and Exchange Commission (“SEC”) and the American Stock Exchange; (ii) state franchise taxes; (iii) audit and legal fees; and (iv) other company costs. There can be no assurance that we will be able to achieve these cost reductions.

If a liquidating trust is established, we would distribute to the then holders of our shares of common stock interests in the liquidating trust in proportion to the number of shares of common stock owned by such stockholders. This distribution would be a taxable event to such stockholders. The sole purpose of the liquidating trust would be to distribute or liquidate any remaining assets on terms satisfactory to the liquidating trustees and, after paying any of our remaining liabilities, distribute the proceeds of the sale of assets formerly owned by us to the holders of the interests in the liquidating trust. The liquidating trust will be obligated to pay any of our expenses and liabilities that remain unsatisfied.

If the stockholders approve the plan of liquidation, that approval would authorize our board of directors to establish a liquidating trust if the board of directors determines  the liquidating trust to be necessary or appropriate,  and to appoint of one or more individuals to act as trustee or trustees. Our board of directors reserves the right to appoint, at its discretion, existing company officers or members  of our board of directors to serve as trustees of the liquidating trust. We anticipate that our board of directors will select trustees on the basis of the experience of each individual or entity in administering and disposing of assets and discharging liabilities of the kind to be held by the liquidating trust and the ability of the individual or entity to serve the best interests of the holders of trust interests. Stockholder approval of the plan of liquidation will also constitute stockholder approval of any liquidating trust agreement with the trustee or trustees on such terms and conditions as may be approved by our board of directors.

We anticipate that the liquidating trust agreement would provide that the trust property would be transferred to the trustees immediately prior to the distribution of interests in the trust to our company’s stockholders and that the trust property would be held in trust for the benefit of the stockholder beneficiaries subject to the terms of the liquidating trust agreement. In the discretion of the trustees, the stockholders’ interests in the trust may be represented by certificates or by noting such interests in the trust’s records, in which case there would be no certificates or other tangible evidence of trust interests. No stockholder will be required to pay any cash or other consideration for the interests to be received in the distribution or to surrender or exchange shares of common stock in order to receive the interests, unless the interests in the trust are certificated. In addition, we anticipate that the trust would be irrevocable and would terminate after the earliest of (i) the date the trust property is fully distributed, (ii) a majority in interest of the beneficiaries of the trust, or a majority of the trustees, have approved the termination, or (iii) a specified number of years have elapsed after the creation of the trust.

We do not anticipate that interests in the liquidating trust will be freely transferable except in certain very limited circumstances, such as death of the holder of trust interests. Therefore, the recipients of the interests in the liquidating trust will not realize any value from these interests unless and until the trust distributes cash or other assets to them, which will be solely in the discretion of the trustees.

Our board of directors has not determined the detailed terms or structure for a liquidating trust. The characteristics of any liquidating trust will be determined by our board of directors at a future date depending on factors such as the number and value of assets to be held by the liquidating trust and the number of holders of interests in the liquidating trust.

Certain Transactions and Possible Effects of the Approval of the Plan of Liquidation Upon Directors and Officers

Possible effects of the approval of the plan of liquidation upon directors and officers

In considering the recommendation of our board of directors to approve the plan of liquidation, our stockholders should consider that, as described below, the approval of the plan of liquidation by our stockholders may have certain effects upon our officers and directors that differ from, or are in addition to (and therefore may conflict with), the interests of our stockholders. Our board of directors is aware of these interests and considered them in approving the plan of liquidation. A majority of the members of our board of directors qualify as independent directors under the listing standards of the American Stock Exchange, the Exchange Act, and the requirements of any other applicable regulatory authority, including the SEC.

On March 17, 2006, our directors and officers, as a group, beneficially owned 8.9% of the shares of common stock (exclusive of any options that may have been exercisable as of March 17, 2006). In addition, the number of shares of common stock owned by our directors and our executive officers appears below under “—Beneficial Owners of Securities.”

No officer or director who served as an officer or director on the day our board of directors adopted the plan of liquidation is party to an agreement with our company providing for compensation for a fixed term or for severance upon termination other than Mr. Knight and Ms. Hale. The agreements between our company and each of Mr. Knight and Ms. Hale have specific provisions applicable to the adoption of a plan of liquidation by our company’s stockholders. For a description of the arrangements between our company and each of Mr. Knight and Ms. Hale, see “—Effect of plan of liquidation of upon senior management’s employment agreements” and “Proposal 2—Employment, Termination of Employment and Change-in-Control Agreements.”

Our board of directors may confer other benefits or bonuses to our company’s officers and employees in recognition of their services to our company based on the performance of such officers and employees, including performance during our liquidation process. Additionally, we have previously entered into retention agreements with our non-executive employees which provide for varying amounts of compensation to non-executive employees if they are terminated after a plan of liquidation is adopted by our stockholders. We currently anticipate that certain of these non-executive employees will be retained through the winding up and dissolution process.

Although the matters set forth above may be deemed to give rise to a potential conflict of interest with respect to our board of directors’ adoption of the plan of liquidation, the plan of liquidation was adopted by the unanimous vote of all of the directors, including the directors determined by our board of directors to be independent. Our board of directors determined that no independent committee was required to review and approve the plan of liquidation because the provisions of the plan of liquidation would affect all stockholders equally and none of the members of our board of directors would benefit in a way that would be disproportionately different than any other stockholder of our company.

Effect of plan of liquidation upon senior management’s employment agreements

The employment agreements of each of our chief executive officer and chief financial officer contain provisions that entitle the officer to certain benefits and payments if that officer terminates that employment agreement following a “change of control” (as defined in his or her respective employment agreement and which definition includes adoption of a plan of liquidation as a “change of control”). Accordingly, if the stockholders approve our plan of liquidation and either officer elects to terminate employment with our company, that officer would be entitled to severance payments.

Directors’ and officers’ insurance

We intend to maintain an insurance policy for our officers, directors, employees, agents and representatives against liability asserted against or incurred by such persons in their capacity as such or arising from their status as officer, director, employee, agent, or representative, and for actions taken in connection with the plan of liquidation and the winding up of our affairs, which will continue in effect for a period of up to six years following the completion of the liquidation.

No Appraisal Rights

Under Maryland law appraisal rights are not available to holders of our shares of common stock in connection with the approval of the plan of liquidation.

Legal Proceedings

We and our subsidiaries are not presently subject to any material litigation nor, to our knowledge, has any material litigation been threatened. We are a party to routine litigation and administrative proceedings arising in the ordinary course of business, most of which are expected to be covered by liability insurance and none of which, individually or in the aggregate, are expected to have a material effect on us.

Regulatory Approvals

No material federal or state regulatory approvals are required to be obtained by us in connection with the plan of liquidation.

Fees and Expenses

We estimate that our company will incur, and be responsible for paying, transaction related fees and expenses, consisting primarily of filing fees, fees and expenses of our financial advisor, broker, attorneys and accountants and other related charges, in connection with the plan of liquidation totaling approximately $10 million, assuming the plan of liquidation is approved by our stockholders and our assets are sold.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN OF LIQUIDATION

The following discussion summarizes the material U.S. federal income tax considerations that may be relevant to you as a result of the liquidation. This discussion is based upon interpretations of the Internal Revenue Code of 1986, as amended (the “Code”), Department of Treasury regulations promulgated under the Code, judicial decisions, and administrative rulings as of the date of this Proxy Statement, all of which are subject to change or differing interpretations, including changes and interpretations with retroactive effect. The discussion below does not address all U.S. Federal income tax consequences or any state, local or foreign tax consequences of the liquidation. Your tax treatment may vary depending upon your particular situation. Also, U.S. stockholders subject to special treatment, including dealers in securities or foreign currency, tax-exempt entities, subchapter S corporations, real estate investment trusts, regulated investment companies, persons who acquired our stock upon exercise of stock options or in other compensatory transactions, banks, thrifts, insurance companies, persons that hold our capital stock as part of a “straddle,” a “hedge,” a “constructive sale” transaction or a “conversion transaction,” persons that have a “functional currency” other than the U.S. dollar, and investors in pass-through entities, may be subject to special rules not discussed below. This discussion also does not address the U.S. Federal income tax consequences of the liquidation to holders of our capital stock that do not hold that stock as a capital asset. This discussion assumes that our company will make distributions pursuant to, and in accordance with, the plan of liquidation.

For purposes of this discussion, a U.S. stockholder means any of the following:  (1) a citizen or resident of the United States; (2) a corporation or other entity taxable as a corporation created or organized under U.S. law (Federal or state); (3) an estate the income of which is subject to U.S. Federal income taxation regardless of its sources; (4) a trust if a U.S. court is able to exercise primary supervision over administration of the trust and one or more U.S. stockholders have authority to control all substantial decisions of the trust, or if the trust has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. stockholder; and (5) any other person whose worldwide income and gain is otherwise subject to U.S. Federal income taxation on a net basis.

If a partnership holds shares of common stock, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. This summary does not address the tax treatment for U.S. Federal income tax purposes of partnerships or pass-through entities that hold shares of common stock or persons who hold their interests through such a partnership or pass-through entity. Such persons are urged to consult their tax advisors.

This U.S. Federal income tax discussion is for general information only and may not address all tax considerations that may be significant to a holder of our shares of common stock. You are urged to consult your own tax advisor as to the particular tax consequences of the liquidation, including the applicability and effect of any state, local or foreign laws and changes in applicable tax laws.

Tax Consequences to our company

For federal income tax purposes, we are taxed as a real estate investment trust (a “REIT”) under sections 856 through 860 of the Code. As a REIT, we are generally not subject to federal corporate income tax on the portion of our taxable income that we currently distribute to our stockholders in distributions that are eligible for the dividends paid deduction.  If the dissolution of our company pursuant to the plan of liquidation is adopted by our stockholders, we expect to carry out the liquidation in a manner that will allow us to continue to meet the requirements for qualification as a REIT until we have distributed all our assets to our stockholders, which may include the transfer of assets to a liquidating trust.

In order to maintain our status as a REIT we must, among other things, continue to derive income from qualified sources, principally rents from real property and gains from the sale or exchange of real estate assets. In addition, our principal investments must continue to be in real estate assets.

So long as we continue to qualify as a REIT, any net gain from “prohibited transactions” will be subject to a 100% tax. “Prohibited transactions” are sales of property held primarily for sale to customers in the ordinary course of a trade or business. Whether a real estate asset is property held primarily for sale to customers in the ordinary course of a trade or business is a highly factual determination. We believe that all of our properties are held for investment and the production of rental income, and that none of the sales of our properties in accordance with   the plan of liquidation will constitute a prohibited transaction. There can, however, be no assurances that the Internal Revenue Service will not successfully challenge the characterization of properties we hold for purposes of applying the 100% tax.

We expect to completely liquidate within 24 months after our stockholders approve the plan of liquidation. Assuming we liquidate, distributions made pursuant to the plan of liquidation within such

24-month period  will be treated as dividends paid for purposes of computing our dividends paid deduction, but  only to the extent of our earnings and profits, computed without regard to our capital losses, for  the taxable  year  in which any such distributions are made. As a result, and provided that we continue to qualify as a REIT, we believe that we will not be subject to federal corporate income tax on gain recognized in connection with liquidating sales of our assets, nor will we be subject to federal corporate income tax on gains realized upon a liquidating distribution of any of our appreciated assets. However, we elected to defer the “built-in gain” (i.e., the excess of the fair market value of such assets at the time of the acquisition by us over the adjusted basis of such assets, determined at the time of such acquisition) associated with certain assets that we acquired from taxable “C” corporations at the time of our REIT election. If we recognize gain on the disposition of such assets prior to October 2006, then to the extent of such assets’ built-in gain we will be subject to tax on such gain at the highest corporate rate. Based on the estimated value of our only remaining asset that is subject to the tax on built-in gain, we do not expect to recognize gain or be subject to corporate tax upon the disposition of such asset. We will also be subject to tax at normal corporate rates upon any taxable income or capital gain not distributed. In addition, if we should fail to distribute during each calendar year at least the sum of (i) 85% of our REIT ordinary income for such year, (ii) 95% of our REIT capital gain net income for such year, and (iii) any undistributed taxable income from prior years, we would be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed.

While we expect to continue to qualify as a REIT for the period prior to the distribution of all of our assets to our stockholders, which includes the transfer of assets to a liquidating trust, no assurance can be given that we will not lose or terminate our status as a REIT as a result of unforeseen circumstances. Should we lose our status as a REIT, either inadvertently or because our board of directors deems such loss to be in the best interests of our stockholders, we would  be taxable as a corporation for federal income tax purposes and would be liable for federal income taxes at the corporate  rate with respect to our entire income from operations and from liquidating sales and distribution of our assets for the taxable year in which our qualification as a REIT terminates and in any subsequent years.

Tax Consequences to U.S. Stockholders

Distributions we make within 24 months after our board of directors adopts the plan of liquidation will not be dividend income to a U.S. stockholder, notwithstanding our treatment of such distributions for purposes of the dividends paid deduction. Distributions in the liquidation should first reduce the basis of a U.S. stockholder’s shares of common stock, with any excess constituting a capital gain if such U.S. stockholder holds his shares of common stock as a capital asset. If the sum of all liquidating distributions is less than a U.S. stockholder’s basis in his shares of common stock, the difference will constitute a capital loss which is recognized at the time such U.S. stockholder receives his final liquidating distribution, which includes the transfer of assets to a liquidating trust. Such capital gain or loss will be long or short term, depending on whether such shares have been held for more than one year. However, any loss recognized by a U.S. stockholder that has held his shares of common stock for six months or less, after applying the holding period rules, will be treated as a long-term capital loss to the extent of distributions received by the U.S. stockholder from us that were required to be treated as long-term capital gains.

The maximum tax rate imposed on the long-term capital gains of non-corporate taxpayers is generally 15%, although a 25% maximum tax rate is imposed on the portion of such gains attributable to the prior depreciation claimed in respect of depreciable real property held for more than one year and not otherwise treated as ordinary “recapture” income under Section 1250 of the Internal Revenue Code (the “Code”). The Secretary of the Treasury has the authority to prescribe appropriate regulations on how the capital gains rates will apply to sales and exchanges by partnerships and REITs and of interests in partnerships and REITs. Pursuant to this authority, the Secretary of the Treasury issued proposed regulations on August 9, 1999 and final regulations on September 20, 2000 relating to the taxation of capital gains in the case of sales and exchanges of interests in partnerships, S corporations and trusts, but not of interests in REITs. Accordingly, you are urged to consult with your tax advisors with respect to your capital gain tax liability resulting from our liquidation and your receipt of liquidating distributions.

Tax Consequences of Liquidating Trust

Our company may, at some point during the winding-up period, decide to transfer its then assets subject to liabilities to a liquidating trust. In that event, you will be treated as having received a liquidating distribution equal to your share of the amount of cash and the fair market value of any asset distributed to the liquidating trust, net of any accompanying liabilities. As with other liquidating distributions described above, you will be required to recognize a gain to the extent the value of such liquidating distribution is greater than your basis in your stock notwithstanding that you may not currently receive a distribution of cash or any other assets with which to satisfy the resulting tax liability.

An entity classified as a liquidating trust may receive assets, including cash, from the liquidating entity without incurring any tax. It will be treated as a grantor trust, and accordingly will also not be subject to tax on any income or gain recognized by it. Instead, you will be treated as the owner of your pro rata portion of each asset, including cash, received by and held by the liquidating trust. Accordingly, you will be required to take into account in computing your taxable income your pro rata share of each item of income, gain and loss of the liquidating trust.

An individual U.S. stockholder who itemizes deductions generally may deduct his pro rata share of fees and expenses of the liquidating trust only to the extent that such amount, together with the U.S. stockholder’s other miscellaneous deductions, exceeds 2% of his adjusted gross income. A U.S. stockholder will also recognize taxable gain or loss when all or part of his pro rata portion of an asset is disposed of for an amount greater or less than his pro rata portion of the fair market value of such asset at the time it was transferred to the liquidating trust. Any such gain or loss will be capital gain or loss so long as the U.S. stockholder holds his interest in the assets as a capital asset.

Under the Code, a trust will be treated as a liquidating trust if it is organized for the primary purpose of liquidating and distributing the assets transferred to it, and if its activities are all reasonably necessary to and consistent with the accomplishment of that purpose. However, if the liquidation is prolonged or if the liquidation purpose becomes so obscured by business activities that the declared purpose of the liquidation can be said to be lost or abandoned, it will no longer be consider a liquidating trust. Although neither the Code nor the Treasury regulations thereunder provide any specific guidance as to the length of time a liquidating trust may last, the Internal Revenue Service’s guidelines for issuing rulings with respect to liquidating trust status call for a term not to exceed three years, which  period may be extended to cover the collection of installment obligations.

If the liquidating trust fails to qualify as such, its treatment will depend, among other things, upon the reasons for its failure to so qualify. In such case, the liquidating trust would most likely be taxable as a partnership. If our board of directors avails itself of the use of a liquidating trust, it is anticipated that every effort will be made to ensure that it will be classified as such for Federal income tax purposes.

Consequences to Non-U.S. Stockholders

Generally, a non-U.S. stockholder’s gain or loss from the liquidation will be determined in the same manner as that of a U.S. stockholder. Assuming that our liquidating distributions are treated as consideration received in a taxable sale of our shares of common stock by stockholders for purposes of the Foreign Investment in Real Property Tax Act of 1980 (“FIRPTA”) in accordance with the general treatment of liquidating distributions for U.S. federal income tax purposes, and subject to the discussion below regarding potential application of FIRPTA provisions governing distributions, a non-U.S. stockholder should not be subject to U.S. federal income taxation on any gain or loss as a result of the liquidation, unless (1)  the gain is effectively connected with a U.S. trade or business of the non-U.S. stockholder, (2) that stockholder is an individual who has been present in the U.S. for 183 days or more during the taxable year of disposition and other conditions are satisfied, or (3) our shares of common stock in the hands of the stockholder constitute a “U.S. real property interest” within the meaning of FIRPTA. If a non-U.S. stockholder’s capital stock constitutes a “U.S. real property interest” within the meaning of FIRPTA or if the gain from the liquidating distributions is otherwise effectively connected with a U.S. trade or business of the non-U.S. stockholder, that non- U.S. stockholder will generally be subject to U.S. Federal income tax with respect to any gain recognized in the liquidation. In the case of an individual non-U.S. stockholder whose gain from the liquidating distributions is not effectively connected with a U.S. trade or business, that tax will generally be at capital gains rates. In addition, in the case of non-U.S. corporations, the non-U.S. stockholder may be subject to applicable alternative minimum tax and the possible application of the 30% branch profits tax. If the non-U.S. stockholder is an individual who has been present in the U.S. for 183 days or more during the taxable year of disposition and other conditions are satisfied, that stockholder will be subject to a 30% tax on its capital gains. An applicable income tax treaty may modify these consequences for a non-U.S. stockholder eligible for treaty benefits and non-U.S. stockholders should consult with their tax advisors regarding the possible application of such a treaty.

Our capital stock owned by a non-U.S. stockholder will generally not constitute a U.S. real property interest if (1) we are a “domestically-controlled REIT” at all times during a specified testing period or (2) at the time such non-U.S. stockholder receives a liquidating distribution, our stock is regularly traded on an established securities market and such non-U.S. stockholder has not held more than 5% of the total fair market value of our capital stock at any time during the five-year period ending on the date of receipt of the final liquidating distribution. We will be a domestically controlled REIT if non-U.S. stockholders held less than 50% of the value of our stock at all times during the 5-year period ending with the payment of the final liquidating distribution. Based on the record ownership of our capital stock, we believe we are a domestically-controlled REIT, but no assurance can be given that the actual ownership of our capital stock has been or will be sufficient for us to qualify as a domestically-controlled REIT at all times during the applicable testing period. It is not known whether, at the time you receive the final liquidating distribution, the shares of common stock will be regularly traded on an established securities market. Other exceptions may apply to treat the capital stock you own as other than a “U.S. real property interest.”

The tax treatment of non-U.S. stockholders described  above assumes that the receipt of the liquidating  distributions will be treated as a sale of our capital stock for purposes of  FIRPTA, consistent with the general treatment of liquidating distributions for U.S. federal income  tax  purposes. It is possible, however, that non-U.S. stockholders will be subject to tax under special provisions of FIRPTA which provide that distributions from REITs are treated as gain from the sale of U.S. real property interests, and thus subject to tax as described above, to  the extent that the distributions are attributable to gain from the sale of U.S. real property interests by the REIT. These provisions could apply because, although these liquidating distributions are generally treated as involving a taxable exchange of shares for purposes of determining a stockholder’s tax consequences, it is not clear under current law whether the sale treatment generally applicable to  these liquidating distributions also applies for purposes of FIRPTA. Accordingly, it is possible that the Internal Revenue Service may assert that liquidating distributions received by a non-U.S. stockholder are subject to tax under FIRPTA, as gain effectively connected with a U.S. trade or business.

Any liquidating distributions paid to non-U.S. stockholders will be subject to income tax withholding at the rate of 10% if our capital stock in the hands of a non-U.S. stockholder constitutes a U.S. real property interest. Because of the difficulties of determining whether a particular non-U.S. stockholder’s capital stock constitutes a U.S. real property interest, non-U.S. stockholders should anticipate that 10% of each liquidating distribution will be withheld and paid over to the Internal Revenue Service. A non-U.S. stockholder may be entitled to a refund or credit against the non-U.S. stockholder’s U.S. tax liability with respect to the amount withheld, provided that the required information is furnished to the Internal Revenue Service on a timely basis.

Non-U.S. stockholders should consult their own tax advisors regarding the U.S. tax consequences of the liquidation, the FIRPTA rules, and withholding tax considerations.

Backup Withholding

Unless you comply with applicable reporting and/or certification procedures or are an exempt recipient under applicable provisions of the Internal Revenue Code and Treasury regulations promulgated under the Internal Revenue Code, you may be subject to backup withholding tax with respect to any cash payments received pursuant to the liquidation. You should consult your own tax advisors to ensure compliance with these procedures.

Backup withholding generally will not apply to payments made to exempt recipients such as a corporation or financial institution or to a U.S. stockholder who furnishes a correct taxpayer identification number or a non-U.S. stockholder who provides a certificate of foreign status and provides other required information. If backup withholding applies, the amount withheld is not an additional tax but is credited against that stockholder’s U.S. Federal income tax liability.

Foreign, State and Local Income Tax

You may also be subject to foreign, state or local taxes with respect to the liquidating distributions received from us pursuant to the plan. You should consult your tax advisors regarding such taxes.

PROPOSAL 2—ELECTION OF DIRECTORS

Our board of directors is currently composed of eight directors, and there are currently six individuals serving on our board of directors each of whose term will expire at the annual meeting. On March 20, 2006, our company received notice that each of Messrs. Atkins and Hewitt had resigned from our board of directors effective as of March 14, 2006. Our board of directors has approved a reduction in the size of the board of directors to three directors, effective immediately prior to the commencement of the annual meeting. Our board of directors, upon the recommendation of the Nominating Committee, has nominated Messrs. Holman, Labate and Tepper for re-election to our board of directors, to hold office until the 2007 annual meeting of stockholders and until their successors are duly elected and have qualified. Each of Messrs. Knight and Gelles and Ms. Derrington have not been nominated for re-election and their terms in office will expire at the annual meeting. Each of Messrs. Holman, Labate and Tepper qualify as “independent” within the meaning of the American Stock Exchange’s listing standards. Following the annual meeting, each of Messrs. Holman, Labate and Tepper will serve on all of the committees of our board of directors.

Each of Messrs. Holman, Labate and Tepper has consented to be named in this proxy statement as a nominee for director and to serve on our board of directors if elected. It is not anticipated that any of Messrs. Holman, Labate or Tepper will become unable or unwilling to accept nomination or election, but, if that should occur, the persons named in the proxy intend to vote for the election of such other person or persons as our board of directors may recommend.

The principal occupation and certain other information regarding the nominees and the other directors whose terms of office will expire at the annual meeting can be found below. Information about the share ownership of the nominees and other directors can be found below.

Assuming the presence of a quorum, the affirmative vote of a majority of the shares represented at the meeting is required to elect each director. Cumulative voting is not permitted in the election of directors. Consequently, each stockholder is entitled to one vote for each share of common stock held in the stockholder’s name. In the absence of instructions to the contrary, the persons named in the accompanying proxy shall vote the shares of common stock represented by that proxy for each of Messrs. Holman, Labate and Tepper. For purposes of the election of directors, abstentions will not be counted as votes cast and will have the effect of a vote against the election of directors and they will count towards the presence of a quorum. If the American Stock Exchange considers this to be a routine proposal, a broker holding shares in street name may vote for the proposal without voting instructions from the beneficial owner.

The Recommendation of Our Board of Directors

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH NOMINEE FOR DIRECTOR.

Directors And Executive Officers

Set forth in the following table are the names of our directors and executive officers, their respective positions and ages, and the year in which each director was initially elected as a director of our company. The term of each of our directors will terminate at the 2006 annual meeting of stockholders.

Name	Age	Position with AmeriVest	Initial Date as Director
Charles K. Knight(1)	49	President, Chief Executive Officer and Director	1999
Kathryn L. Hale	56	Chief Financial Officer and Secretary	—
Other Directors
William T. Atkins(1)(6)	57	Director and Chairman of our Board of Directors	1999
Harry P. Gelles(2)(3)(4)(5)	72	Director	2000
Alexander S. Hewitt(6)	48	Director and Vice Chairman	2004
Robert W. Holman, Jr.(1)(2)(3)(5)	62	Director and Outside Lead Director	2001
John A. Labate(2)(4)(5)	57	Director	1995
Jerry J. Tepper(1)(2)(3)(4)(5)	68	Director	2000
Patrice Derrington(1)(4)(5)	50	Director	2003

(1)          Member of the Acquisition Committee of our board of directors.

(2)          Member of the Audit Committee of our board of directors.

(3)          Member of the Compensation Committee of our board of directors.

(4)          Member of the Nominating and Governance Committee of our board of directors.

(5)          Member of the Special Committee of our board of directors.

(6)          On March 20, 2006, our company received notice that each of Messrs. Atkins and Hewitt had resigned from our board of directors effective as of March 14, 2006.

Nominees

Robert W. Holman, Jr. has served as a director of AmeriVest since March 2001. Mr. Holman is also a director of I-Star Financial, a publicly-traded finance company. He is the co-founder of TriNet Corporate Realty Trust and served ten years as chief executive officer and Chairman of the board of directors of TriNet and its predecessor, Holman/Shidler Capital, Inc., until the 1999 merger of TriNet and Starwood Financial. Starwood Financial changed its name to I-Star Financial in April 2000. Mr. Holman graduated from the University of California at Berkeley with a degree in economics, earned a Masters degree in economics from Lancaster University, England, where he was a British Council Fellow, and is a former Harvard University Loeb Fellow. He has served as a board member, director or senior executive for a number of companies in the U.S., Britain and Mexico in the building materials, construction, finance, Internet commerce, real estate and travel industries.

John A. Labate has served as a director of AmeriVest since May 1995. Mr. Labate is the Vice President and Chief Financial Officer of Constellation Copper Corporation, a copper exploration and development company. From September 1999 to March 2004, Mr. Labate was the Vice President and Chief Financial Officer of Applied Optical Technology, Inc., a provider of anti-counterfeiting technologies. From 1997 to August 1999, Mr. Labate was Vice President and Chief Financial Officer of GeoBiotics, Inc., a Denver based mineral technology company. Prior to 1997, Mr. Labate served as the Chief Financial Officer, Secretary, and Treasurer of Crown Resources Corporation, a publicly traded, Denver, Colorado based international gold mining and exploration company. Mr. Labate received his Bachelor of Science degree in accounting from San Diego State University.

Jerry J. Tepper has served as a director of AmeriVest since December 2000. Mr. Tepper has been President of Tepco, Inc., a privately-held real estate investment company, since 1997, President of CF Group Ltd., a privately-held investment company in the retail food business, since 1964, and President of Schoenberg Farms, Inc., a dairy product company, since 1987. Prior to forming Tepco, Mr. Tepper was also a director of Citizens Bank in Westminster, Colorado, when it was purchased by Vectra Bank in 1999. From 1975 through 1980, Mr. Tepper was a director of Regal Petroleum, and from 1979 to 1983, he was a member of the United States Chamber of Commerce Food and Agriculture Committee.

Other Directors

William T. Atkins served as a director of AmeriVest from August 1999 to March 14, 2006, as Chairman of our board of directors since December 2000 and as our chief executive officer from December 1999 to April 2005. On March 20, 2006, our company received notice that Mr. Atkins had resigned from our board of directors effective as of March 14, 2006. Mr. Atkins became an employee of AmeriVest on January 1, 2002 as a result of our purchase of the administrative and property management and accounting services business of Sheridan Realty Advisors, LLC (“SRA”). He has also served as Chairman and a managing member of SRA since December 1999. Since 1990, he has served as President of Sheridan Realty Corp., of which he is a principal stockholder and co-founder. Since 1996, Mr. Atkins has also served as general partner of Atkins Ltd. Partnership, an investment company. Since 1996, Mr. Atkins has served as a director of Rock River Trust Company, which is involved in trust administration, and from 1996 through 1998, he served as President of Rock River Trust Company. Prior to forming Sheridan Realty Corp., Mr. Atkins was the President and co-owner of E.K. Williams, an international consulting firm specializing in the franchise industry. Earlier, he was the founder and a senior executive of Watkins Pacific Corporation, a private conglomerate based in Honolulu with multinational operations. Mr. Atkins also developed and managed various real estate developments in Hawaii as a partner in Atkins & Ash. Mr. Atkins earned a Bachelor of Arts degree in economics from Stanford University in 1971.

Charles K. Knight has served as our chief executive officer since May 2005, as our President since October 2000, as a director of AmeriVest since August 1999, as our Chief Operating Officer from

October 2000 to May 2005 and as a Vice President and our corporate Secretary from December 1999 to October 2000. Mr. Knight became an employee of AmeriVest on January 1, 2002 as a result of our purchase of the administrative and property management and accounting services business of Sheridan Realty Advisors. He also served as President and a managing member of Sheridan Realty Advisors from December 1999 through December 2002. Since 1996, Mr. Knight has been the owner and served as the President of Abaco Investment Group, a real estate investment company. Earlier, Mr. Knight was a Vice President of Public Storage Inc., a publicly-traded REIT, and Vice President and General Counsel of Cardis Corporation, a publicly-traded automotive parts distributor, and he worked for several years as a corporate securities attorney with firms in New York and Los Angeles. Mr. Knight received his Bachelor of Arts degree from the University of California at Santa Barbara in 1977, and his Juris Doctor and Masters of Business Administration degrees from the University of California at Los Angeles in 1982. Mr. Knight maintains an inactive law license in the States of Colorado, New York and California.

Patrice Derrington has served as a director of AmeriVest since 2003. She is the CEO of Campus Living Pty Ltd, which provides student accommodation at colleges in Australia. From 1996 until 2004, Ms. Derrington served as a Managing Director of Victory Capital Management and was the founder and manager of the Victory Real Estate Investment Fund, a real estate securities mutual fund. From March through December 2002 Ms. Derrington also served as Vice President of the Lower Manhattan Development Corp., where she was responsible for financial structuring for the revitalization of Lower Manhattan and projects related to redevelopment of the World Trade Center site. From 1991 through 1996, Ms. Derrington was a Vice President with Chemical Bank (JP Morgan), working in the area of real estate finance. Previously Ms. Derrington was an assistant professor in real estate with M.I.T. and Carnegie-Mellon University. Ms. Derrington graduated from the University of Queensland in Australia with a Bachelor of Architecture (Hons), earned a Ph.D. in Architecture/Civil Engineering from the University of California at Berkeley, California and a Master of Business Administration degree from Harvard University.

Harry P. Gelles has served as a director of AmeriVest since June 2000. Mr. Gelles has been a private investor since 1985. During 1998, Mr. Gelles briefly served as a Managing Director of Cruttenden Roth, Inc., an investment banking firm. Mr. Gelles has fifteen years experience in investment banking, serving as a senior executive with Goldman Sachs & Company, White Weld & Co. and Dean Witter. Mr. Gelles also has extensive experience in real estate with Del Webb Corporation for eight years and as a private investor in several real estate development projects in Colorado Springs, Phoenix and Sacramento. Mr. Gelles serves on the board of directors of Chelsea Management Company, a private investment management company, Scent Air Technologies, Inc. and on numerous private and charitable boards. Mr. Gelles received his Bachelor of Arts and Masters of Business Administration degrees from Harvard University.

Alexander S. Hewitt served as a director of AmeriVest and as our Vice Chairman from March 2004 to March 14, 2006. On March 20, 2006, our company received notice that Mr. Hewitt has resigned from our board of directors effective as of March 14, 2006. Mr. Hewitt also served as Vice President of AmeriVest from January 2000 to December 2003 and as corporate Secretary from October 2000 to December 2003. Mr. Hewitt has also served as Vice Chairman of Sheridan Realty Advisors since December 1999. Since 1990, Mr. Hewitt has also served as Vice President of Sheridan Realty Corp., of which he is a principal stockholder and co-founder and has held senior positions with other Sheridan Group companies. Since 1996, Mr. Hewitt has served as a director of Rock River Trust Company, which is involved in trust administration. Prior to founding Sheridan Realty Corp. with Mr. Atkins, Mr. Hewitt was Managing Director of his family’s investment banking group. Earlier, he served as Assistant Treasurer in the international department of Chase Manhattan Bank, and was Managing Director of Archives Inc., a computer manufacturing and marketing firm in Davenport, Iowa. Mr. Hewitt earned a Bachelor of Arts degree in economics and a Bachelor of Science degree in Physics from Knox College in Galesburg, Illinois in 1982.

Other Officers

Kathryn L. Hale has served as our Chief Financial Officer and corporate Secretary of AmeriVest since December 2003. From June 2001 to December 2003, Ms. Hale served as a Financial Consultant with Kern Consulting, LLC and with Resources Connection, each a financial consulting firm. From February 2001 to June 2001, she served as the Chief Financial Officer and Senior Vice President of On Command Corporation, an in-hotel entertainment provider, and from August 2000 to February 2001, as Vice President of Finance. From June 1999 to August 2000, Ms. Hale served as a Financial Consultant for Resources Connection; her clientele included On Command Corporation. From 1997 to December 1999, Ms. Hale served as Chief Financial Officer of InterComm Holdings, LLC, an international cable holding company; from 1986 to 1997, she serves as VP/Controller for Rifkin & Associates, an affiliate of InterComm Holdings. Ms. Hale graduated from the University of Colorado at Denver with a B.S. in Accounting in 1977 and received her CPA certificate in the state of Colorado, currently on inactive status, in 1979.

Corporate Governance

Our board of directors believes that the purpose of corporate governance is to ensure that we maximize stockholder value in a manner consistent with legal requirements and the highest standards of integrity. Our board of directors has adopted and adheres to corporate governance practices which our board of directors and senior management believe promote this purpose, and are sound and represent best practices. We continually review these governance practices, Maryland law, rules and listing standards of the American Stock Exchange, SEC regulations, as well as best practices suggested by recognized governance authorities.

Currently, our board of directors has eight members. Our board of directors has determined that five of those eight directors, namely Messrs. Gelles, Holman, Labate, and Tepper and Ms. Derrington satisfy the American Stock Exchange standard for director independence. Our board of directors held 16 meetings in 2005 and three during 2006. During 2005, none of the directors attended fewer than 75% of the total meetings of our board of directors and any committee of our board of directors on which any such director served during the year.

Standing Committees of our Board of Directors

Our board of directors maintains the following standing committees: an Audit Committee, a Compensation Committee, a Nominating and Governance Committee, and an Acquisition Committee.

Audit Committee

The Audit Committee was formed in 1995 and is responsible for:

•       reviewing, evaluating, and discussing the financial statements and other financial information prepared on our behalf;

•       selecting, retaining, and monitoring the independence and performance of our outside auditors, including overseeing the audits of our financial statements and approving any non-audit services;

•       assisting our board of directors in fulfilling its oversight responsibilities, primarily though overseeing management’s conduct of our accounting and financial reporting process and systems of internal accounting and financial controls;

•       providing an avenue of communication among the outside auditors, management, and our board of directors;

•       serving as our Qualified Legal Compliance Committee;

•       preparing an annual report of the Audit Committee for inclusion in our proxy statement; and

•       performing such other functions as our board of directors may from time to time assign to the Audit Committee.

The Audit Committee currently consists of Messrs. Gelles, Labate, and Tepper, with Mr. Labate serving as the chair of the committee. The Audit Committee held six meetings in 2005 and has met two times in 2006.

Our board of directors has determined that all members of the Audit Committee are “independent” within the meaning of the American Stock Exchange’s listing standards and the SEC rules governing audit committees. In addition, our board of directors has determined that Mr. Labate meets the SEC criteria of an “audit committee financial expert” as defined under the applicable SEC rules.

The Audit Committee’s functions and activities during 2005 are described in more detail below under the heading “Audit Committee Report” below. Our board of directors adopted a written charter for the Audit Committee during 2000, and revised the written charter in March 2004. The revised charter can be viewed on our website at www.amvproperties.com, under the “Investor Relations—Corporate Governance Overview” portion of the site.

Audit Committee Report

The members of the Audit Committee have been appointed by our board of directors. The Committee is comprised of three directors who each meet the independence and experience requirements of the American Stock Exchange. The Audit Committee operates under a written charter adopted by our board of directors, which was reviewed and revised in March 2004.

The following Audit Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other AmeriVest filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent AmeriVest specifically incorporates this Audit Committee Report by reference therein.

The Audit Committee oversees our financial reporting process on behalf of our board of directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management and with KPMG LLP, AmeriVest’s independent registered public accounting firm, the audited financial statements in AmeriVest’s Annual Report on Form 10-K for the year ended December 31, 2005.

The Audit Committee discussed with AmeriVest’s independent registered public accounting firm, who are responsible for expressing an opinion on the conformity of audited financial statements with generally accepted accounting principles, the matters required to be discussed by the Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU § 380), as amended. This included (i) AmeriVest’s independent registered public accounting firm’ judgments as to the quality, not just the acceptability, of AmeriVest’s accounting principles as applied in its financial reporting, (ii) methods used to account for significant unusual transactions, (iii) the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus, (iv) the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditor’s conclusions regarding the reasonableness of those estimates and (v) disagreements with management over the application of accounting principles, the basis for management’s accounting estimates and disclosures in the financial statements.  The Audit Committee also discussed SAS 99 (Consideration of Fraud in a Financial Statement Audit), SEC Regulation S-X, Rule 2-07, and Securities and Exchange Commission rules discussed in Final Releases Nos. 33-8183 and 33-8183a.

The Audit Committee also received from its independent registered public accounting firm the written disclosures and the letter required by Independence Standards Board Standard No. 1 regarding their independence, and has discussed with AmeriVest’s independent registered public accounting firm their independence relative to AmeriVest.

The Audit Committee has reviewed and discussed with management its assessment and report on the effectiveness of AmeriVest’s internal control over financial reporting as of December 31, 2005, which it made using the criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission in Internal Control-Integrated Framework. The Audit Committee has also reviewed and discussed with AmeriVest’s independent registered public accounting firm the attestation report on management’s assessment of internal control over financial reporting and its review and report on AmeriVest’s internal control over financial reporting. AmeriVest published these reports in its Annual Report on Form 10-K for the year ended December 31, 2005.

The Audit Committee discussed with AmeriVest’s independent registered public accounting firm the overall scope and plans for their respective audits. The Audit Committee meets with AmeriVest’s independent registered public accounting firm, with and without management present, to discuss the results of the auditors’ examinations, their evaluations of AmeriVest’s internal controls, and the overall quality of AmeriVest’s financial reporting.

In reliance on the reviews and discussions referred to above, the Committee recommended to our board of directors, and our board of directors has approved, that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2005 for filing with the SEC.

Respectfully submitted,

John A. Labate, Chair
Harry P. Gelles
Jerry J. Tepper

March 15, 2006

Compensation Committee

The Compensation Committee was formed in 2001 and is responsible for:

•       determining and approving the chief executive officer’s compensation;

•       reviewing and making recommendations to our board of directors with respect to compensation of all other key senior executives and elected corporate officers at appropriate time periods;

•       reviewing, and if appropriate, approving employment agreements, severance arrangements, retirement arrangements, change in control agreements and provisions, and any special or supplemental benefits for each of our executive officers;

•       working with our chief executive officer to plan for chief executive officer succession;

•       exercising the powers and authorities vested in the administrator or similar delegate of our board of directors provided by our stock option, restricted stock, incentive, and other compensation plans;

•       to the extent applicable, preparing an annual report on executive compensation for inclusion in our proxy statement; and

•       performing such other functions as our board of directors may from time to time assign to the Compensation Committee.

The Compensation Committee currently consists of Messrs. Holman, Gelles and Tepper, with Mr. Holman serving as the chair of the committee. The Compensation Committee held four meetings in 2005 and has met twice in 2006.

Our board of directors has determined that all members of the Compensation Committee are “independent” within the meaning of the American Stock Exchange’s listing standards.

Our board of directors adopted a written charter for the Compensation Committee in 2001, and revised the written charter in March 2004. The revised charter can be viewed on our website at www.amvproperties.com, under the “Investor Relations—Corporate Governance Overview” portion of the site.

Nominating and Governance Committee

The Nominating Committee was formed in 2002, and renamed the Nominating and Governance Committee in March 2004. The Nominating and Governance Committee is responsible for:

•       identifying and evaluating director candidates and recommending to our board of directors proposed nominees for Board membership;

•       recommending to our board of directors proposed directors to serve on each Board committee;

•       leading our board of directors in its annual review of the performance of our board of directors;

•       developing and recommending to our board of directors a set of corporate governance guidelines;

•       considering issues involving possible conflicts of interest of directors;

•       recommending and reviewing all matters pertaining to fees and retainers paid to directors for Board and committee service and for serving as chair of a Board committee; and

•       performing such other functions as our board of directors may from time to time assign to the Nominating and Governance Committee.

The Nominating and Governance Committee currently consists of Ms. Derrington and Messrs. Gelles, Holman, Labate, and Tepper, with Mr. Gelles serving as the chair of the committee. The Nominating and Governance Committee held two meetings in 2005 and has met once in 2006 to nominate the directors to stand for election this year.

Our board of directors has determined that all members of the Nominating and Governance Committee are “independent” within the meaning of the American Stock Exchange’s listing standards.

Our board of directors adopted a written charter for the Nominating and Governance Committee in March 2004. The revised charter can be viewed on our website at www.amvproperties.com, under the “Investor Relations—Corporate Governance Overview” portion of the site.

Acquisition Committee

The Acquisition Committee is responsible for approving our real estate acquisitions or dispositions that have been previously disclosed to our board of directors and the debt financing for such acquisitions or dispositions, and changes to the terms of such acquisitions or dispositions and financings.

The Acquisition Committee currently consists of Ms. Derrington and Messrs. Atkins, Holman, Knight, and Tepper, with Mr. Atkins serving as the chair of the committee. The Acquisition Committee held five meetings in 2005 and has not yet met in 2006.

Special Committee

The Special Committee was formed March 15, 2005, in connection with our review of strategic alternatives and other matters. The Special Committee is responsible for evaluating any potential extraordinary transactions and as appropriate, effectuating or recommending any action to our board of directors.

The Special Committee currently consists of Ms. Derrington and Messrs. Gelles, Holman, Labate and Tepper. The Special Committee held two meetings in 2005 and has not yet met in 2006.

Nomination of Directors

The written charter of our Nominating and Governance Committee outlines the procedures governing nomination of directors. Specifically, except to the extent we are legally required by contract or otherwise to provide third parties with the ability to nominate directors (for example, through preferred stock rights to elect directors upon a dividend default, stockholder agreements, and management agreements), the Nominating and Governance Committee will seek individuals qualified to become board members for recommendation to our board of directors, including evaluating persons suggested by stockholders.

Directors may be nominated by our board of directors or by stockholders in accordance with our bylaws, which provide that nominations for the election of directors may be made by our board of directors or a committee of our board of directors or by any stockholder entitled to vote for the election of directors. To be considered, nominations by stockholders generally must be made by notice in writing, delivered or mailed by first class United States mail, postage prepaid, to the Secretary of AmeriVest not less than 53 days nor more than 90 days prior to any meeting of the stockholders at which directors are to be elected. If less than 60 days notice of the annual meeting is given to stockholders, as is the case for the 2006 annual meeting of stockholders, written notice of nominations of directors by stockholders must be delivered or mailed, in the manner described above, to the Secretary of AmeriVest no later than the seventh day following the day on which notice of the annual meeting was mailed to stockholders. Each notice of nomination of directors by a stockholder must set forth the following:

•       the name, age, business address and, if known, residence address of each nominee proposed in the notice;

•       the principal occupation or employment of each such nominee for the five years preceding the date of the notice;

•       the number of shares of stock of AmeriVest that are beneficially owned by each nominee;

•       any arrangement, affiliation, association, agreement or other relationship of the nominee with any stockholder of AmeriVest;

•       any other information relating to the proposed nominee that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated under that act;

•       any other information the stockholder believes is relevant concerning the proposed nominee;

•       a written consent of the proposed nominee to being named as a nominee and to serve as a director if elected;

•       whether the proposed nominee is going to be nominated at the annual meeting of stockholders or is only being provided for consideration by the Nominating and Governance Committee;

•       the name and record address of the stockholder who is submitting the notice;

•       the class or series and number of voting shares of our company which are owned of record or beneficially by the stockholder who is submitting the notice;

•       a description of all arrangements or understanding between the stockholder who is submitting the notice and any other person (naming such person) pursuant to which the nomination is being made by the stockholder who is submitting the notice;

•       if the stockholder who is submitting the notice intends to nominate the proposed nominee at the annual meeting of stockholders, a representation that the stockholder intends to appear in person or by proxy at the annual meeting to nominate the proposed nominee named in the notice; and

•       any other information relating to the stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act, as amended, and the rules and regulations promulgated under that act.

The Nominating and Governance Committee works with our board of directors on an annual basis to determine the appropriate characteristics, skills and experience for our board of directors as a whole and its individual members. In evaluating the suitability of individual director candidates, the Nominating and Governance Committee will take into account many factors, including but not limited to: general understanding of marketing, finance and other disciplines relevant to the success of a publicly-traded company in today’s business environment; understanding of our company’s business on a technical level; educational and professional background; integrity and commitment to devote the time and attention necessary to fulfill his or her duties to our company; and diversity of race, ethnicity, gender and age.

The Nominating and Governance Committee will also evaluate each individual in the context of our board of directors as a whole, with the objective of recommending a group that can best perpetuate the success of the business and represent stockholder interests through the exercise of sound judgment, using its diversity of experience. The Nominating and Governance Committee believes that, except during periods of temporary vacancies, a majority of its directors must be independent. In determining the independence of a director, our board of directors will apply the definition of “independent director” in the American Stock Exchange Company Guide and applicable laws and regulations.

In determining whether to recommend a director for re-election, the Nominating and Governance Committee will consider the director’s past attendance at meetings and participation in and contributions to the activities of our board of directors.

The Nominating and Governance Committee does not believe it should limit the number of terms for which an individual may serve as a director. Directors who have served on our board of directors for an extended period of time are able to provide valuable insight into the operations and future of our company based on their experience with and understanding of our company’s history, policies and objectives. The Nominating and Governance Committee believes that, as an alternative to term limits, it can ensure that our board of directors continues to evolve and adopt new viewpoints through the evaluation and nomination process.

The Nominating and Governance Committee does not believe that Board members should be prohibited from serving on boards and/or committees of other organizations, and has not adopted any guidelines limiting such activities. However, the Nominating and Governance Committee will take into account the nature of and time involved in a director’s service on other boards in evaluating the suitability of individual directors and making its recommendations to our board of directors. Service on boards and/or committees of other organizations should be consistent with our company’s conflict of interest policies.

The Nominating and Governance Committee has the sole authority to retain and terminate any search firm to be used to identify or evaluate director candidates and has the sole authority to approve the search firm’s fees and other retention terms. No such firms were engaged as part of the nomination process for the directors recommended to the stockholders in connection with the 2006 annual meeting.

The chairman of any meeting of stockholders may, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with this procedure and that the defective nomination will be disregarded.

The written charter of the Nominating and Governance Committee can be viewed on our website at www.amvproperties.com, under the “Investor Relations—Corporate Governance Overview” portion of the site.

Compensation of Outside Directors

In 2005, we compensated our outside directors at a rate of $3,000 per quarter plus 800 shares of bonus stock per half-year. We also reimburse our directors for expenses incurred in attending meetings and for other expenses incurred on our behalf. Also, in connection with committee service, each member of the Audit Committee receives an additional $1,000 per year, payable in equal quarterly installments, and 200 shares of bonus stock, payable semi-annually. The chair of the Audit Committee receives an additional $5,000 per year, payable in equal quarterly installments. Similarly, the chair of each of the Nomination and Governance Committee and Acquisition Committee receives an additional $1,500 per year. Each outside director who is a member of the Compensation, Nomination and Governance, or Acquisition Committee receives an additional $500 per year per committee, payable in equal quarterly installments, and 100 shares of bonus stock per year per committee, payable semi-annually. Outside directors do not receive any additional per meeting fees. In addition, each member of the Special Committee shall be entitled to receive (whether or not a proposed transaction is agreed to or consummated), in his or her capacity as such, a fee in the amount of $25,000 ($50,000 in the case of the lead outside director) to be paid on the earlier of (i) the date of the consummation of a proposed transaction or (ii) the date of termination or cessation of all discussions with respect to any proposed transaction, plus a $500 fee per committee meeting that such member attends. Upon the adoption of the plan of liquidation the outside directors became entitled to this Special Committee fee.

Code of Ethics

The Company has adopted a Code of Ethics for directors, officers, and employees. This Code of Ethics is intended to promote honest and ethical conduct, compliance with applicable laws, full and accurate reporting, and prompt internal reporting of violations of the code, as well as other matters. The Company will provide a copy of its Code of Ethics to any person without charge, upon written request to: Secretary, AmeriVest Properties, Inc., 1780 South Bellaire Street, Suite 100, Denver, Colorado 80222. The Code of Ethics is also available on our website at http://www.amvproperties.com.

Lead Outside Director

Mr. Robert W. Holman, Jr. serves as our Lead Outside Director. In this capacity, Mr. Holman has frequent contact with Mr. Knight and other members of management on a broad range of matters. Our board of directors has determined that Mr. Holman meets the American Stock Exchange standard for independence. The independent directors will, on an annual basis, select the Lead Outside Director from among the independent directors.

Stockholders and other parties interested in communicating with the Lead Outside Director may do so in the manner set forth under “—Stockholder Communications with our board of directors,” below.

Executive Sessions

Our Corporate Governance Guidelines, adopted in March 2004, state that the non-management directors will meet regularly in executive session, i.e., with no management directors or management present, at least two times each fiscal year, generally in conjunction with regular Board meetings. If the non-management directors include a director who is not independent, the independent directors will meet at least once without the presence of such non-independent director. Executive sessions of the non-management directors and independent directors are called and chaired by the Chair of the Nominating and Governance Committee. These executive session discussions include such topics as the non-management and independent directors determine. The independent directors met in executive session three times in 2005 and have not yet met in 2006.

The Corporate Governance Guidelines can be viewed on our website at www.amvproperties.com, under the “Investor Relations—Corporate Governance Overview” portion of the site.

Stockholder Communications with our Board of Directors

Our Corporate Governance Guidelines, adopted in March 2004, establish a process for stockholders to communicate with our board of directors. All communications should be directed to AmeriVest’s Secretary at: Secretary, AmeriVest Properties, Inc., 1780 South Bellaire Street, Suite 100, Denver, Colorado 80222 and should prominently indicate on the outside of the envelope that it is intended for our board of directors, for the lead outside director, or for non-management directors. Each communication intended for our board of directors and received by the Secretary that is a communication made by the stockholder in its capacity as a stockholder of our company (as opposed to in its capacity as a party involved in a commercial relationship with our company) will be promptly forwarded to the specified party following its clearance through normal security procedures. The communication will not be opened, but rather will be forwarded unopened to the intended recipient.

The Corporate Governance Guidelines can be viewed on our website at www.amvproperties.com, under the “Investor Relations—Corporate Governance Overview” portion of the site.

Attendance at Annual Meeting of Stockholders

Under our Corporate Governance Guidelines, adopted in March 2004, we encourage each member of our board of directors to attend each annual meeting of the stockholders. Three directors attended our 2005 annual meeting of the stockholders.

The Corporate Governance Guidelines can be viewed on our website at www.amvproperties.com, under the “Investor Relations—Corporate Governance Overview” portion of the site.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, executive officers and holders of more than 10 percent of our common stock to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other of our equity securities. We believe that during the year ended December 31, 2005, our officers, directors and holders of more than 10 percent of our common stock complied with all Section 16(a) filing requirements.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The firm of KPMG LLP serves as our independent registered public accounting firm. The Audit Committee, in its discretion, may direct the appointment of different independent registered public accounting firms at any time during the year if the Audit Committee believes that a change would be in the best interests of our stockholders.

Fees and Services for 2004 and 2005

The fees billed by KPMG LLP in 2004 and 2005 for services provided to AmeriVest Properties, Inc. were as follows:

	2005	2004
Audit Fees(1)	$405,000	$606,270
Audit-Related Fees(2)	—	16,000
Tax Fees(3)	39,385	109,969
All Other Fees(4)	—	—
Total	$444,385	$732,239

(1)          “Audit Fees” are the aggregate fees billed by KPMG LLP for professional services rendered for the audit of AmeriVest’s annual financial statements for the years ended December 31, 2005 and December 31, 2004 and the reviews of the financial statements included in AmeriVest’s quarterly reports on Form 10-Q during 2005 and 2004. “Audit Fees” also includes amounts billed for registration statements filed in 2005 and 2004 and related comfort letters and consent. These fees include fees billed in connection with KPMG LLP’s analysis of the effectiveness of our internal controls.

(2)          “Audit-related fees” include fees billed for assurance and related services that are reasonably related to the performance of the audit and not included in the “audit fees” described above, including audits of joint ventures and unconsolidated and consolidated subsidiaries.

(3)          “Tax Fees” are fees billed by KPMG LLP in either 2005 or 2004 for tax services, including tax compliance, tax advice or tax planning.

(4)          “All Other Fees” are fees billed by KPMG LLP in 2005 or 2004 that are not included in the above classifications.

Pre-Approval Policies and Procedures

In accordance with the SEC’s auditor independence rules, the Audit Committee has established policies and procedures by which it approves in advance any audit or permissible non-audit services to be provided to us by our independent registered public accounting firm.

None of the services described above under “Fees and Services for 2005 and 2004” was approved by the Audit Committee after the fact in reliance upon the de minimis exception to the SEC’s rules requiring pre-approval of such services.

EXECUTIVE COMPENSATION

Compensation of Executive Officers

The following table sets forth in summary form the compensation we paid to the executive officers listed below for the year ended December 31, 2005, who are referred to in this section as the named executive officers. The three  primary and on-going components of our executive compensation program are salary, bonus, and long-term incentives.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Comp ($)	Restricted Stock Awards ($)	Securities Underlying Options (#)	LTIP Payouts ($)	All Other Compensation ($)
Charles K. Knight(1)	2005	256,250	75,000	—	24,240	—	—	—
President and	2004	185,000	—	—	—	—	—	18,096	(2)
Chief Executive Officer	2003	175,000	38,000	—	371,200	—	—	—
William T. Atkins(3)	2005	65,000	—	—	—	—	—	81,250	(4)
Chairman	2004	185,000	—	—	—	—	—	18,096	(2)
	2003	175,000	38,000	—	371,200	—	—	—
Kathryn L. Hale	2005	160,000	50,000	—	—	—	—	—
Chief Financial	2004	150,000	50,000	—	—	—	—	—
Officer and Secretary	2003	13,000	—	—	—	—	—	—
John B. Greenman(5)	2005	220,000	150,000	—	—	—	—
Vice President and	2004	210,000	25,000	—	—	—	—	25,000
Chief Investment Officer	2003	210,000	25,000	—	—	—	—	25,000

(1)          Effective May 1, 2005, Mr. Knight was appointed to replace Mr. Atkins as our chief executive officer.

(2)          Amounts shown represent cash payments made in connection with the unvested portion of the restricted stock granted to such person equal to the sum of (a) the per-share dividend paid in 2004 on the our common stock multiplied by (b) the number of shares of unvested restricted stock owned by such person.

(3)          Effective April 30, 2005, Mr. Atkins resigned as our chief executive officer. Mr. Atkins continues to serve as a Director and as Chairman of our board of directors.

(4)          Payments under Mr. Atkins’ severance agreement.

(5)          Mr. Greenman’s employment with our company ended January 25, 2006.

Option Grants in Last Fiscal Year

We did not grant any options or stock appreciation rights to our named executive officers during the year ended December 31, 2005.

Aggregated Option Exercises and Year-End Option Value

Our named executive officers did not exercise any stock options during the year ended December 31, 2005. No unexercised stock options were held by the named executive officers as of December 31, 2005.

Long-Term Incentive Plan Awards

For a description of our long-term incentive plan, see “Proposal 2—Summary Compensation.”

Employment, Termination of Employment and Change-in-Control Arrangements

Severance Agreements

In January  2006, we entered into an addendum with Mr. John B. Greenman, our former vice President and chief investment officer with respect to his change of control and term employment agreement described below. Under the terms of the agreement as reaffirmed by the addendum,

Mr. Greenman is entitled to receive severance payments for twelve months commencing in January 2006, payable bi-monthly, of $15,000 per month. During the severance period, Mr. Greenman also receives certain insurance coverage and other benefits for a one year period and use of an office at the Sheridan Center property in Denver, Colorado for six months.

In April 2005, we entered into a severance agreement and release with Mr. William T. Atkins, our former chief executive officer. Under the terms of the agreement, Mr. Atkins’ regular compensation continued for a period of five months, commencing May 1, 2005 through September 30, 2005. In addition, the unvested portion of those restricted shares of common stock due to Mr. Atkins under our 2003 Long-Term Incentive Plan (other than those shares for which vesting rights were based on our current or future performance) vested automatically on April 30, 2005, a total of 34,800 shares. Mr. Atkins is entitled to continued use of his existing or a similar office designated by our company at the Sheridan Center property in Denver, Colorado, at no charge to Mr. Atkins, for a one year period commencing May 1, 2005. The agreement also contains customary covenants and indemnification, release, confidentiality and non-solicitation provisions.

In December 2003, we entered into a severance agreement and release with Mr. Scott Ikenberry, our former chief financial officer. Under the terms of the agreement, Mr. Ikenberry received severance payments for twelve months commencing in January 2004, payable bi-monthly, based on his monthly salary at the time he ceased being our chief financial officer. During this severance period, Mr. Ikenberry also received, among other things, certain insurance coverage and other benefits and an office and executive suite services at no charge for a one year period which ended in December 2004.

Change of Control and Employment Agreements

On December 7, 2004, we entered into change of control agreements with Messrs. Atkins, Greenman and Knight and Ms. Hale. Each of Mr. Atkins’ and Mr. Greenman’s agreements terminated automatically when they ceased to be one of our elected officers. Such termination was effective on April 30, 2005 with respect to Mr. Atkins and on January 25, 2006 with respect to Mr. Greenman.

Each agreement with Mr. Knight and Ms. Hale provides that upon a change of control (which included, but is not limited to, the approval by our stockholders of a plan of complete liquidation of our company or an agreement for the sale of disposition of substantially all of our assets), any and all shares of common stock, options or other forms of securities issued by us and beneficially owned by the executive (whether granted before or after the date of the change of control agreement) that are unvested, restricted or subject to any similar restriction that would otherwise require continued ownership by the executive beyond the change of control date in order to be vested in the hands of the executive, shall vest automatically.

In addition, if during the stated protection period following a change of control, the executive’s employment is terminated by us other than for cause or disability or other than as a result of the executive’s death, or if the executive terminates his employment for good reason, we (or, if appropriate, our successor) shall pay to the executive in a lump sum and in cash, within ten days after the date of termination, the aggregate of the following amounts:  accrued but unpaid base salary and vacation pay; a severance amount that is equal to a multiple of the executive’s annual and long-term compensation; and the value of any options or stock appreciation rights held by such executive. For Mr. Knight and Ms. Hale, the multiples are 2.5 and 1.0, respectively. The severance benefit shall be reduced as described below if the accounts determine (A) that executive would, by reason of section 4999 of the Internal Revenue Code of 1986, as amended (the “Code”), be required to pay an excise tax on any part of the severance benefit or any part of any other payment or benefit to which executive is entitled under any plan, practice, policy, or program and (B) the amount of the severance benefit that executive would retain on an after-tax basis, present value basis would be increased as a result of such reduction by an amount of at least $5,000. If the severance benefit is required to be reduced, it shall be reduced only to the extent required, in the opinion of the accountants, to prevent the imposition upon the executive of the tax imposed under section 4999 of the Code. We shall determine which elements of the severance benefit shall be reduced to conform to this requirement. Any determination made by the accountants shall be conclusive and binding on the executive.

Similarly, at any time during the six month period following a change in control date, the executive shall have the right to terminate the executive’s employment with us at the executive’s sole discretion. In the event the executive exercises the executive termination right, our company shall pay the executive in a lump sum and in cash within ten days after the date of termination, the aggregate of the following amounts:  accrued but unpaid base salary and vacation pay; a severance amount that in most cases, is equal to a multiple of the executive’s annual compensation; and the value of any options or stock appreciation rights held by such executive. For Mr. Knight and Ms. Hale, the multiple is 1.0.

The change in control agreements for Messrs. Knight and Greenman were amended in August 2005, and the change in control agreement for Ms. Hale was amended in December 2005 to add term employment provisions, including employment terms, base salary and bonus provisions. Mr. Knight’s agreement was subsequently amended in January 2006 to conform with the covenant requirement contained in our new revolving credit facility established in January 2006 specifying that the term of Mr. Knight’s employment agreement extend through the December 28, 2006 maturity date of the revolving credit facility.

As amended, Mr. Knight’s term of employment continues through December 31, 2006. Under the agreement, Mr. Knight receives an annual base salary of $300,000, which increases at least ten percent (10%) annually effective July 1, 2006. Mr. Knight is also eligible to receive an annual bonus payable quarterly in cash in an amount not to exceed $150,000, payable quarterly in cash based on goals set by our Compensation Committee. In the event Mr. Knight gives us notice on or before September 30, 2006 of his intent not to renew his employment beyond December 31, 2006, he will be entitled to a severance payment equal to one year base salary, payable in a lump sum, plus his earned bonus plus health care insurance coverage premiums for a period of 12 months. If  Mr. Knight’s employment is terminated, other than for cause, he will receive a severance amount equal to two years base salary, payable in a lump sum, plus his earned bonus and health care insurance coverage premiums for a period of 24 months. In addition, under the terms of his agreement, as amended, the unvested portion of those shares of common stock due to Mr. Knight under our 2003 Long-Term Incentive Plan (other than those shares for which vesting rights were based on our current or future performance) vested automatically on August 31, 2005, a total of 34,800 shares. Effective as of June 1, 2005, and as of each June 1 thereafter during the term of the agreement, Mr. Knight will accrue 12,000 shares of our common stock and that stock will vest and be issued quarterly (i.e., 3,000 shares shall vest and be issued each September 1, December 1, March 1, and June 1 after June 1, 2005 during the term of the agreement); provided, however, that the shares scheduled to be issued September 1, 2005 were issued September 15, 2005.

Mr. Greenman’s term of employment ended on January 25, 2006.

As amended, Ms. Hale’s term of employment continues through May 31, 2006. Under the agreement, Ms. Hale receives an annual base salary of $160,000 through December 31, 2005, which was increased to $175,000 effective January 1, 2006. Ms. Hale is also eligible to receive a bonus in cash in an amount not to exceed $50,000 during the employment period, and thereafter at an amount to be determined by our board of directors, based on Ms. Hale’s successful completion of various criteria as determined by our chief executive officer. In the event Ms. Hale gives us notice on or before April 1, 2006 of her intent to terminate her employment on or after May 31, 2006 or in the event Ms. Hale is terminated, other than for cause, she will be entitled to severance payments equal to seven months of her annual salary plus insurance and other benefits payable by us to other executives, including health, dental and vision insurance. These benefits are exclusive of any benefits received under the change of control provisions.

Equity Compensation Plan Information

The following table summarizes our equity compensation plan information as of December 31, 2005. Information is included for both equity compensation plans approved by our stockholders and equity compensation plans not approved by our stockholders.

Plan Category	Shares of Common Stock to be Issued Upon Exercises of Outstanding Options, Warrants and Rights	Weighted - Average of Exercise Price of Outstanding Options, Warrants and Rights	Shares of Common Stock Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in the first column)
Equity Compensation Plans Approved by Stockholders	98,000	$6.34	335,412
Equity Compensation Plans not Approved by Stockholders	—	—	—
Totals	98,000	$6.34	335,412

1995 and 1998 Stock Option Plans

Pursuant to our 1995 and 1998 Stock Option Plans (collectively, the “95-98 Option Plans”), we may grant options to purchase an aggregate of 330,000 shares of our common stock to key employees, directors, and other persons who have or are contributing to the success of our company. The options granted pursuant to the 95-98 Option Plans may be incentive options qualifying for beneficial tax treatment for the recipient, non-qualified options or non-qualified, non-discretionary options. Until 2004, directors who were not employees of our company (outside directors) automatically receive options to purchase 12,000 shares pursuant to the 95-98 Option Plans at the time of their election. None of these options were exercisable at the time of grant. One-third of these options became exercisable on December 30 of each of the first three years immediately following the date of grant. The exercise price for options granted to outside directors was the fair market value of the common stock on the date of grant, and all options granted to outside directors expire five years from the date of grant until 2004, on the date that all of an outside director’s options became exercisable, options to purchase an additional 12,000 shares, none of which are exercisable at that time, were granted to that outside director.

At December 31, 2005, options to purchase an aggregate of 98,000 shares of common stock were outstanding under the 95-98 Option Plans. At December 31, 2005, no options were available under the 95-98 Option Plans.

All options granted under the 1998 Stock Option Plan will become fully exercisable upon the occurrence of a change in control of AmeriVest upon certain mergers or other reorganizations or asset sales.

Options granted under either the 1995 Stock Option Plan or the 1998 Stock Option Plan generally are not transferable during the option holder’s lifetime.

2003 Long-Term Incentive Plan

Our stockholders approved the AmeriVest Properties Inc. 2003 Long-Term Incentive Plan at our 2003 annual meeting. Pursuant to the 2003 Long-Term Incentive Plan, we may grant options, stock appreciation rights, bonus stock, stock units, performance shares, performance units, restricted stock and restricted stock units equivalent to 500,000 shares of common stock (subject to individual limits). The options granted pursuant to the 2003 Long-Term Incentive Plan may be incentive stock options that qualify for beneficial tax treatment to the recipient or non-qualified stock options. It is expected that options and stock appreciation rights will satisfy the requirements for “performance-based compensation” as that term is used in section 162(m) of the Code.

At December 31, 2005, 335,412 shares of common stock were available under the 2003 Long-Term Incentive Plan.

Compensation Committee Report

Philosophy

The Compensation Committee is committed to a compensation philosophy that places compensation at a competitive level, with significant emphasis on rewarding our executive employees on the basis of our success in creating shareholder value by attaining corporate financial and performance objectives. Our compensation is designed to:

•  attract, reward and retain highly qualified employees;

•  align stockholder and employee interests;

•  reward long-term career contributions to our company;

•  emphasize the variable portion of total compensation as an individual’s level of responsibility increases;

•  provide competitive compensation opportunities, but taking into account our current small market capitalization, emphasize lower current cash compensation with incentive compensation that allows higher compensation at average and outstanding performance levels; and

•  encourage teamwork.

During 2002 and again in 2004, the Compensation Committee conducted a full review of our executive compensation programs. This review included a comprehensive report from independent compensation consultants assessing the effectiveness of our compensation programs and relative competitiveness versus identified comparable companies of similar size and business characteristics. Data from the National Association of Industrial and Office Properties (NAIOP) compensation survey and the National Association of Real Estate Investment Trusts (NAREIT) survey were used by the compensation consultants in their recommendations to the Committee. Key findings from this review were discussed extensively with senior management and the Compensation Committee.

Elements of Compensation

Base Salary

Base salaries for senior executives are based on an overall assessment of the executive’s responsibilities and contributions to our company. For 2005, base salaries were generally based on the average compensation for comparable companies as reflected in the 2004-2005 NAIOP Compensation survey and on the 25th percentile for office companies or median for small market capitalization companies as reflected in the 2005 NAREIT Compensation survey.

Bonus

Our senior executives are eligible for annual incentive awards based on a number of factors, including our overall performance, the department’s performance and the individual’s performance during the prior year. Annual performance goals for all executives other than our chief executive officer are set by our chief executive officer at the beginning of the calendar year. Performance goals for our chief executive officer are set by the Compensation Committee and reviewed on a quarterly basis. A bonus of $75,000 was earned by our chief executive officer in 2005. Bonuses were also paid to other executives based on performance goals set by our chief executive officer.

Equity Awards

Long-term compensation is designed to foster ownership of shares of common stock by our management, promote a close alignment of interests between our management and our stockholders, motivate our management to achieve long-term growth and success of our company and enhance stockholder value.

In addition to non-qualified and qualified options and restricted stock, which have been granted in the past to selected employees up to and including the director level, restricted shares were utilized in 2005 as part of the compensation plan for certain senior executives.

Compensation of our chief executive officer

Mr. Atkins, who served as our chief executive officer from 1999 until April 2005, received a base salary in 2005 of $195,000, a $10,000 increase from 2004. Until his appointment as chief executive officer in May 2005, Mr. Knight was compensated under a three-year plan established in 2003 on the same basis as Mr. Atkins, which provided for a base salary of $195,000. In addition, under the three-year plan, both Mr. Atkins and Mr. Knight were eligible for an annual performance bonus of up to $117,000 and a three-year performance bonus of up to $351,000, with the three-year performance due and payable based on the Company’s performance during the three-year period ending December 31, 2005. Effective June 1, 2005, Mr. Knight’s base compensation was increased to $300,000 per year with an annual performance bonus of up to $150,000. The three-year performance bonus was eliminated.

The long-term incentive component of our executive total compensation program for our chief executive officer is based on restricted stock grants. In 2003, Mr. Knight and our former chief executive officer, Mr. Atkins, each received a restricted stock grant of 58,000 shares to be earned over three years, but awarded over five. Until his appointment as chief executive officer in May 2005, Mr. Knight received 11,600 shares per year under such grant. As described more fully in “Proposal 2—Employment  Termination of Employment and Change-in-Control Agreements—Change of Control and Employment Agreements,” upon appointment as our chief executive officer, Mr. Knight received the balance of his restricted stock award under the 2003 grant, an amount equal to 34,800 shares, and became eligible for a restricted stock grant of 12,000 shares per year to be issued quarterly. In addition, as more fully described in that section, the company and Mr. Knight amended the existing change-in-control agreement in August 2005 to add a term employment component, and in January 2006 to extend the employment period through December 31, 2006.

Until his resignation as our chief executive officer in April 2005, Mr. Atkins was also eligible to participate in our annual and long-term incentive programs and the three-year performance award. As part of Mr. Atkins severance package, described more fully in “Proposal 2—Employment, Termination of Employment and Change-in-Control Agreements—Severance Agreement” the shares of restricted stock granted to Mr. Atkins as part of our long-term incentive program became fully vested as of the effective date of his resignation, an amount equal to 34,800 shares. Until Mr. Atkins’ resignation in April 2005,

Mr. Atkins had a change-in-control agreement with the company that was similar to the agreement between Mr. Knight and the company of that date.

The Compensation Committee considered the level of pay, bonus, and change-of-control arrangements for the chief executive officer appropriate for the following reasons:  Mr. Knight’s leadership in identifying and addressing the difficult challenges facing us as a result of the decision of our board of directors to explore strategic alternatives at the end of 2004, his ability to stabilize the employee base given the uncertain future for our company, his leadership in restructuring bank agreements with short maturities and in developing and executing an asset sale and restructuring plan that resulted in the complete pay down of all maturing bank debt, his efforts to recapitalize our company, and his continued focus on cost reductions which significantly improved our cash and liquidity position, his continued efforts with investment bankers and other parties to complete a strategic transaction for our company.

Respectfully submitted,

Robert W. Holman, Chair
Harry P. Gelles
Jerry J. Tepper

March 13, 2006

Stock Performance Graph

Set forth below is a line graph comparing the cumulative total return to stockholders against the cumulative total returns of the Standard & Poor’s Composite-500 Stock Index, the NAREIT Office REIT Index and the NAREIT Equity REIT Index for the five-year period commencing December 31, 2000 and ending December 31, 2005. The performance shown on the graph is not necessarily indicative of future price performance.

BENEFICIAL OWNERS OF SECURITIES

As of March 17, 2006, there were 24,124,306 shares of our common stock outstanding. The following table sets forth certain information as of that date with respect to the beneficial ownership of our common stock by each person other than a director or named executive officer who owns of record (or is known by us to own beneficially) more than 5% of our common stock:

Names and Addresses of Beneficial Owners	Number of Shares Beneficially Owned(1)		Percentage of Shares Outstanding
Davidson Kempner Partners et al.	1,699,100	(2)	7.0%
885 Third Avenue, Suite 3300 New York, NY 10022
North Star Partners LP et al.	1,636,822	(3)	6.8%
274 Riverside Avenue Westport, CT 06880
Bulldog Investors et al.	1,338,400	(4)	5.5%
60 Heritage Drive Pleasantville, NY 10570

As of March 17, 2006, the following table sets forth certain information with respect to the beneficial ownership of our common stock by each director and named executive officer and by all named executive officers and directors as a group. Note: These numbers do not include pending 3/31/06 stock grants due to certain directors.

Names of Beneficial Owners	Number of Shares Beneficially Owned(1)		Percentage of Shares Outstanding
William T. Atkins(14)	856,690	(5)	3.6%
Patrice Derrington	16,100	(6)	*
Harry P. Gelles	23,303	(7)	*
Kathryn L. Hale	0		*
Alexander S. Hewitt(14)	1,141,761	(8)	4.7%
Robert W. Holman, Jr.	34,197	(9)	*
Charles K. Knight	126,774	(10)	*
John A. Labate	37,150	(11)	*
Jerry J. Tepper	512,100	(12)	2.1%
All Officers and Directors as a Group (9 persons)	2,156,512	(13)	8.9%

*                    Less than one percent

(1)          “Beneficial ownership” is defined in the regulations promulgated by the SEC as having or sharing, directly or indirectly, (1) voting power, which includes the power to vote, or to direct the voting of, shares of the common stock of an issuer, or (2) investment power, which includes the power to dispose, or to direct the disposition of, shares of the common stock of an issuer. The definition of beneficial ownership includes shares underlying options or warrants to purchase common stock, or other securities convertible into common stock, that currently are exercisable or convertible or that will become exercisable or convertible within 60 days. Unless otherwise indicated, the beneficial owner has sole voting and investment power.

(2)          Pursuant to Schedule 13G filed by Davidson Kempner Partners on February 21, 2006 in a joint filing made by 18 reporting persons with respect to beneficial ownership of shares.

(3)          Pursuant to Amendment No. 2 on Schedule 13D filed by North Star Partners LP on February 14, 2006 in a joint filing made by five reporting persons with respect to beneficial ownership of shares.

(4)          Pursuant to Schedule 13D filed by Philip Goldstein on February 3, 2006 in a joint filing made by three reporting persons with respect to beneficial ownership of shares.

(5)          Includes the following shares that may be deemed to be beneficially owned by Mr. Atkins due to the relationship set forth opposite each entry. Mr. Atkins disclaims beneficial ownership of 72,444 shares.

Number of Shares	Nature of Ownership
259,041	The shares are owned by Atkins Family Limited Partnership, in which Mr. Atkins holds a direct interest and is the general partner.
72,444

The shares are owned by Rock River Trust Company, or RRTC, in RRTC’s capacity as trustee of various trusts. Mr. Atkins is a director of RRTC but does not vote on any matters concerning RRTC’s acquisition, voting or disposition of AmeriVest’s securities. The 72,444 shares are included three times in the table for each of Mr. Atkins, Mr. Hewitt and for all officers and directors as a group.

166,826

The shares are owned by Sheridan Management Corporation, in which Mr. Atkins holds a 50% interest and is a director. The 166,826 shares are included three times in the table for each of Mr. Atkins, Mr. Hewitt and for all officers and directors as a group.

352,293

The shares are owned by Sheridan Realty Advisors, in which Mr. Atkins holds a 50% interest and is a managing member. The 352,293 shares are included three times in the table for each of Mr. Atkins, Mr. Hewitt and for all officers and directors as a group.

274	The shares are held by Mr. Atkins’ children.

Mr. Atkins and Mr. Hewitt have entered into an agreement providing that, unless and until either person decides otherwise, each will conduct his activities with respect to our securities as if the two of them are a “group” under the Exchange Act.

(6)          Includes 4,100 shares owned directly by Ms. Derrington and 12,000 shares underlying currently exercisable options held by Ms. Derrington.

(7)          Includes 11,303 shares owed directly by Mr. Gelles, and 12,000 shares underlying currently exercisable options held by Mr. Gelles.

(8)          Includes the following shares that may be deemed to be beneficially owned by Mr. Hewitt due to the relationship set forth opposite each entry. Mr. Hewitt disclaims beneficial ownership of 72,444 shares.

Number of Shares	Nature of Ownership
4,000	These shares are underlying currently exercised options held by Mr. Hewitt.
613,842	The shares are owned by the Alexander S. Hewitt Revocable Trust, or the Hewitt Trust, for which Mr. Hewitt is a trustee and beneficiary.
72,444

The shares are owned by Rock River Trust Company, or RRTC, in RRTC’s capacity as trustee of various trusts. Mr. Atkins is a director of RRTC but does not vote on any matters concerning RRTC’s acquisition, voting or disposition of AmeriVest’s securities. The 72,444 shares are included three times in the table for each of Mr. Atkins, Mr. Hewitt and for all officers and directors as a group.

166,826

The shares are owned by Sheridan Management Corporation, in which Mr. Atkins holds a 50% interest and is a director. The 166,826 shares are included three times in the table for each of Mr. Atkins, Mr. Hewitt and for all officers and directors as a group.

352,293

The shares are owned by Sheridan Realty Advisors, in which Mr. Atkins holds a 50% interest and is a managing member. The 352,293 shares are included three times in the table for each of Mr. Atkins, Mr. Hewitt and for all officers and directors as a group.

Mr. Atkins and Mr. Hewitt have entered into an agreement providing that, unless and until either person decides otherwise, each will conduct his activities with respect to our securities as if the two of them are a “group” under the Exchange Act.

(9)          Includes 26,197 shares owned directly by Mr. Holman and 8,000 shares underlying currently exercisable options held by Mr. Holman.

(10)   Includes 126,364 shares owned directly by Mr. Knight and 410 shares held by his children.

(11)   Includes 27,250 shares owned directly by Mr. Labate and 8,000 shares underlying currently exercisable options held by Mr. Labate, and 1,900 shares of “phantom stock” under our deferred compensation plan.

(12)   Includes 57,600 shares owned directly by Mr. Tepper, 444,500 shares owned directly by investment companies that are controlled by Mr. Tepper and 12,000 shares underlying currently exercisable options held by Mr. Tepper.

(13)   Certain of these shares are included three times in the table, for Mr. Atkins, for Mr. Hewitt, and for all officers and directors as a group.

(14)   On March 20, 2006, our company received notice that each of Messrs. Atkins and Hewitt had resigned from our board of directors effective as of March 14, 2006.

TRANSACTIONS BETWEEN AMERIVEST AND RELATED PARTIES

This section describes the transactions we have engaged in with our current, past and nominated directors and current and past officers and persons known by us to be the beneficial owners of 5% or more of our common stock during the past two fiscal years. For further disclosure regarding certain related-party transactions, see those transactions described under “Proposal 2—Employment, Termination of Employment and Change-in-Control Agreements.”

Conflicts of Interest Policies

Our board of directors and our officers are subject to certain provisions of Maryland law that are designed to eliminate or minimize the effects of certain potential conflicts of interest. In addition, our bylaws provide that any transaction between us and an interested party must be fully disclosed to our Board, and that a majority of the directors not otherwise interested in the transaction (including a majority of independent directors) must make a determination that any sale, lease or joint venture transaction is fair and reasonable and that and any loan or equity investment transaction is fair, competitive and commercially reasonable and on terms and conditions not less favorable to us than those available from unaffiliated third parties.

All future transactions between us and our officers, directors and 5% stockholders will be on terms no less favorable than could be obtained from independent third parties and will be approved by a majority of independent, disinterested directors of AmeriVest. Our Code of Ethics also addresses conflicts of interest. See “Proposal 2—Corporate Governance.” We believe that by following these procedures, AmeriVest will be able to mitigate the possible effects of these conflicts of interest.

Other than as described in this section, there are no material relationships between us and our directors, executive officers or known holders of more than 5% of our common stock.

PROPOSALS BY INDIVIDUAL STOCKHOLDERS;
DISCRETIONARY AUTHORITY TO VOTE PROXIES

In order to be considered for inclusion in our proxy statement and form of proxy relating to the next annual meeting of stockholders following the end of our 2006 fiscal year, proposals by individual stockholders must be received by us no later than         , 2007. Stockholder proposals also must comply with certain SEC rules and regulations.

Proposals that are not included in our proxy statement will be considered timely and may be presented at next year’s annual meeting only if the advance notice provisions of our bylaws are satisfied. Generally, in order for a stockholder to transact business at our annual meeting, a stockholder’s notice of a proposal must be made in writing and delivered or mailed by first class United States mail, postage prepaid, to our Secretary not less than 53 days nor more than 90 days prior to our annual meeting. If less than 60 days notice of the annual meeting is given to stockholders, written notice of the proposal must be delivered or mailed, in the manner described above, to our Secretary no later than the seventh day following the day on which notice of the annual meeting was mailed to stockholders. If notice is not provided as described above, the persons named in our proxy for our 2006 annual meeting will be allowed to exercise their discretionary authority to vote on any such proposal without the matter having been discussed in the proxy statement for the 2006 annual meeting. A stockholder must also comply with certain other provisions of our bylaws. A description of the procedures that must be followed by stockholders submitting proposals to nominate directors is described in greater detail above under “—Nomination of Directors.” For a copy of our bylaws, please contact our Secretary at 1780 South Bellaire Street, Suite 100, Denver, Colorado 80222.

AVAILABILITY OF REPORTS ON FORM 10-K

UPON WRITTEN REQUEST, AMERIVEST WILL PROVIDE, WITHOUT CHARGE, A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2005 TO ANY OF AMERIVEST’S STOCKHOLDERS OF RECORD, OR TO ANY STOCKHOLDER WHO OWNS OUR COMMON STOCK LISTED IN THE NAME OF A BANK OR BROKER AS NOMINEE, AT THE CLOSE OF BUSINESS ON       , 2006. ANY REQUEST FOR A COPY OF OUR ANNUAL REPORT ON FORM 10-K SHOULD BE MAILED TO THE SECRETARY, AMERIVEST PROPERTIES INC., 1780 SOUTH BELLAIRE STREET, SUITE 100, DENVER, COLORADO 80222, (303) 297-1800.

CAUTIONARY STATEMENT CONCERNING
FORWARD-LOOKING INFORMATION

This Proxy Statement, and the documents to which we refer you in this Proxy Statement, include statements that are not historical facts. These statements are “forward-looking statements” (as defined in the Private Securities Litigation Reform Act of 1995) based, among other things, on our current expectations and beliefs and are subject to a number of risks, uncertainties, assumptions and other factors that could cause actual results to differ materially from those described in the forward-looking statements. There are forward-looking statements throughout this Proxy Statement, including in statements containing the words “will,” “plan,” “believe,” “expect,” “anticipate,” “should,” “target,” “intend,” “may,” “could,” “would” and similar expressions. Forward-looking statements are subject to a number of risks, uncertainties, assumptions and other factors that could cause actual results to differ materially from those described in the forward-looking statements. Many of these risks and uncertainties are beyond our control and their potential effect on our company is difficult or impossible to predict accurately.

You should not place undue reliance on forward-looking statements. In light of the significant uncertainties inherent in forward-looking statements, the inclusion of such information in this Proxy Statement should not be regarded as a representation by our company or any other person that our objectives or plans, including the plan of liquidation, will be realized. The forward-looking statements contained in this Proxy Statement speak only as of the date that they are made and we do not undertake any obligation to update these forward-looking statements to reflect actual results, changes in assumptions, or changes in other factors affecting these forward-looking statements.

WHERE YOU CAN FIND MORE AVAILABLE INFORMATION

We are subject to the information filing requirements of the Exchange Act and, in accordance with that act, are obligated to file with the SEC periodic reports, proxy statements and other information relating to our business, financial condition and other matters. These reports, proxy statements and other information may be inspected at the SEC’s office at the public reference facilities of the SEC at 450 Fifth Street, NW, Washington, D.C. 20549. Copies of these materials can be obtained, upon payment of the SEC’s customary charges, by writing to the SEC’s principal office at 450 Fifth Street, NW, Washington, D.C. 20549. The SEC also maintains a website at http://www.sec.gov that contains reports, proxy statements and other information. The information is also available at the offices of the American Stock Exchange, 86 Trinity Place, New York, New York 10006.

The SEC allows us to “incorporate by reference” information into this proxy statement, which means that important information ma be disclosed to you by referring you to another document filed separately with the SEC. Our information incorporated by reference is deemed to be part of this proxy statement, except for information superseded by information in, or incorporated by reference in, this proxy statement. This proxy statement incorporates by reference the documents set forth below that have been previously filed with the SEC. The following documents contain important information about us and our financial condition and operating results and are hereby incorporated by reference:

2005 Annual Report on Form 10-K	Filed on March 16, 2006
Periodic Report on Form 8-K Filed	Filed on January 27, 2006

We are also incorporating by reference additional documents that we may file with the SEC under the Securities Exchange Act of 1934, as amended, between the date of this proxy statement and the date of our annual meeting of stockholders.

You should rely only on the information in this document or in the documents to which we have referred you. We have not authorized anyone to provide you with information that is different. The information contained in this document speaks only as of the date of this document, unless the information specifically indicates that another date applies.

EXPENSES OF SOLICITATION

The cost of soliciting proxies will be borne by AmeriVest. Brokers and nominees should forward soliciting materials to the beneficial owners of the shares of common stock held of record by such persons, and AmeriVest will reimburse them for their reasonable forwarding expenses. In addition to the use of the mails, proxies may be solicited by our directors, officers and regular employees, who will not be specially compensated for such services, by means of personal calls upon, or telephonic or telegraphic communications with stockholders or their personal representatives.       has been retained to assist in the solicitation of proxies for a fee of      plus reimbursement of out-of-pocket expenses. No officer or director of our company has an interest in, or is related to any principal of,               .

OTHER BUSINESS

Our board of directors is not aware of any other matters that are to be presented at the annual meeting, and it has not been advised that any other person will present any other matters for consideration at the meeting. Nevertheless, if other matters should properly come before the annual meeting, the stockholders present, or the persons, if any, authorized by a valid proxy to vote on their behalf, shall vote on such matters in accordance with their judgment.

This notice and proxy statement are sent by order of our board of directors.

Dated:              , 2006

Kathryn L. Hale
Secretary

APPENDIX A

AMERIVEST PROPERTIES INC.
PLAN OF LIQUIDATION

1.     This Plan of Liquidation (the “Plan”) of AmeriVest Properties, Inc., a Maryland corporation (the “Company”), has been approved by the Company’s Board of Directors (the “Board”) as being advisable and in the best interests of the Company and its stockholders. The Board has directed that the Plan be submitted to the stockholders of the Company for approval. The Plan shall become effective upon approval of the Plan by the holders of at least a majority of the aggregate outstanding shares of the Company’s common stock, $0.001 par value per share (the “Common Shares”). The date of the stockholders’ approval is hereinafter referred to as the “Effective Date.”

2.     On or after the Effective Date, the Company shall be voluntarily liquidated and dissolved in a transaction intended to qualify as a complete liquidation as contemplated by Section 331 of the Internal Revenue Code of 1986, as amended. Pursuant to the Plan, the Board shall cause the Company to sell, convey, transfer and deliver or otherwise dispose of any and/or all of the assets of the Company in one or more transactions, including a series of related transaction or pursuant to an agreement and plan of merger to which the Company is a party whereby the stockholders of the Company receive solely the payment of cash as merger consideration, without further approval of the stockholders.

3.     Within 30 days after the Effective Date, an authorized officer of the Company shall (i) file Form 966 with the Internal Revenue Service, together with certified copies of the Plan and the Board’s and stockholders’ resolutions approving the Plan; and (ii) mail notice to all known creditors of the Company, if any, at their respective addresses shown on the records of the Company as well as all employees of the Company, if any, either at their home addresses as shown on the records of the Company, or at their business address, that the dissolution of the Company has been approved (alternatively, the Board may determine that the Company has no employees or known creditors).

4.     The Company shall not engage in any business activities, except, to the extent determined appropriate by the Board to (i) operate and lease the properties; (ii) refinance any or all properties as necessary; (iii) repurchase our Common Shares; (iv) preserve and sell our assets; (v) wind up our business and affairs; (vi) discharge and pay all our liabilities; and (vii) distribute our assets to our stockholders. The Company may also engage in any activities that the Board determines will enhance the value of our assets or business and any other activities related to or incidental to the foregoing.

5.     The appropriate officers of the Company shall take such actions as may be necessary or appropriate to marshal the assets of the Company and convert the same, in whole or in parts, into cash or such other form as may be conveniently distributed to the stockholders.

6.     After provision for all debts and other reserves as may be deemed necessary or appropriate by the Board, the appropriate officers of the Company shall distribute, by means of one or more distributions (one or more of which distributions may be in the form of beneficial interests in the Liquidating Trust (as hereinafter defined), all of the assets of the Company to the stockholders. Subject to the terms of the Charter and in connection therewith such officers shall execute all checks, instruments, notices and any and all other documents necessary to effectuate such distribution. The final distribution shall be made no later than the second anniversary of the Effective Date.

7.     Subject to Section 8 below and the Charter, the distributions contemplated by Section 6 above shall be in complete liquidation of the Company and in cancellation of all Common Shares issued and outstanding, and all certificates representing such issued and outstanding Common Shares shall thereupon be canceled. The Board shall make such provisions as it deems appropriate regarding the cancellations, in connection with the making of distributions hereunder, of certificates representing the Common Shares (or certificates evidencing interests in the Liquidating Trust as provided in Section 8 hereof) outstanding.

8.     In the event that it should not be feasible, in the opinion of the Board, for the Company to pay, or adequately provide for, all debts and liabilities of the Company (including costs and expenses incurred and anticipated to be incurred in connection with the liquidation of the Company) at the time the final liquidation distribution is made pursuant to Section 5 hereof, or the Board shall determine that it is not advisable to distribute at such time any of the property then held by or for the account of the Company because such property is not reasonably susceptible of distribution to stockholders or otherwise, the Company shall transfer and assign, at such time as is determined by the Board, to a liquidating trust as designated by the Board (the “Liquidating Trust”) sufficient cash and property to pay, or adequately provide for, all such debts and liabilities and such other property as it shall have determined is appropriate. Upon such transfer and assignment, certificates for shares of Common Stock will be deemed to represent certificates for identical interests in the Liquidating Trust. The Liquidating Trust shall be constituted pursuant to a Liquidating Trust Agreement in such form as the Board may approve and its initial trustees shall be appointed by the Board, it being intended that the transfer and assignment to the Liquidating Trust pursuant hereto and the distribution to the stockholders of the beneficial interest therein shall constitute a part of the final liquidating distribution by the Company to the stockholders of their pro rata interest in the remaining amount of cash and other property held by or for the account of the Company. The initial trustees of the Liquidating Trust may be existing members of the Board or officers of the Company. From and after the date of the Company’s transfer of cash and property to the Liquidating Trust, the Company shall have no interest of any character in and to any such cash and property and all of such cash and property shall thereafter by held by the Liquidating Trust solely for the benefit of an ultimate distribution to the stockholders, subject to any unsatisfied debts, liabilities and expenses. Adoption of the Plan will constitute the approval by the stockholders of the Liquidating Trust Agreement and the appointment of trustees.

9.     Upon assignment and conveyance of the assets of the Company to the stockholders or the Liquidating Trust in complete liquidation of the Company as contemplated by the Plan, and the taking of all actions required under the law of the State of Maryland in connection with the liquidation and dissolution of the Company, the appropriate officers of the Company shall execute and cause to be filed with the State Department of Assessments and Taxation of the State of Maryland, and elsewhere as may be required or deemed appropriate, such documents as may be required to dissolve the Company.

10.   Adoption of this Plan by holders of a majority of the outstanding Common Shares shall constitute the approval of the dissolution of the Company and the sale, exchange or other disposition in liquidation of all of the property and assets of the Company, whether such sale, exchange or other disposition occurs in one transaction or a series of transactions, or with one or more affiliates of the Company, or pursuant to an agreement and plan of merger to which the Company is a party whereby the stockholders of the Company receive solely the payment of cash as merger consideration, and shall constitute ratification of all contracts for sale, exchange, merger or other disposition which are conditioned on adoption of this Plan. Adoption of this Plan shall also constitute approval of all financing and all other arrangements and agreements that may be made to accomplish the purposes of this Plan as determined by the Board. Nothing in this Plan shall prevent an affiliate of the Company from acquiring any asset of the Company provided that such transaction has been approved by an independent committee of the Board.

11.   In connection with and for the purpose of implementing and assuring completion of this Plan, the Company may, in the absolute discretion of the Board, pay any brokerage, agency, professional and other fees and expenses of persons rendering services to the Company in connection with the collection, sale, exchange or other disposition of the Company’s property and assets and the implementation of this Plan.

12.   In connection with and for the purpose of implementing and assuring completion of this Plan, the Company may, in the absolute discretion of the Board, pay to the Company’s officers, directors, employees, agents and representatives, or any of them, compensation or additional compensation above their regular compensation, in money or other property, in recognition of the extraordinary efforts they, or any of them, will be required to undertake, or actually undertake, in connection with the implementation of this Plan. Adoption of this Plan by a majority of the outstanding Common Shares shall constitute the approval of the holders of the Common Shares of the payment of any such compensation.

13.   The Board, or the trustees of the Liquidating Trust, and such officers of the Company as the Board may direct, are hereby authorized to interpret the provisions of the Plan and are hereby authorized and directed to take such further actions, to execute such agreements, conveyances, assignments, transfers, certificates and other documents, as may in their judgment be necessary or desirable in order to wind up expeditiously the affairs of the Company and complete the liquidation thereof, including, without limitation, (i) the execution of any contracts, deeds, assignments or other instruments necessary or appropriate to sell or otherwise dispose of, any and all property of the Company, whether real or personal, tangible or intangible, (ii) the making of any financing or other arrangements or agreements that may be made to accomplish the purposes of this Plan as determined by the Board, (iii) the appointment of other persons to carry out any aspect of this Plan, (iv) the temporary investment of funds in such medium as the Board may deem appropriate, and (v) the modification of this Plan as may be necessary to implement this Plan.

14.   The Company shall continue to indemnify its officers, directors, employees, agents and representatives in accordance with the Charter, Bylaws, applicable law and any contractual arrangements for actions taken in connection with this Plan and the winding up of the affairs of the Company. The Company’s obligation to indemnify such persons may also be satisfied out of the assets of the Liquidating Trust. The Board, or the trustees of the Liquidating Trust, in their absolute discretion, are authorized to obtain and maintain insurance as may be necessary or appropriate to cover the Company’s obligations and Liquidating Trust’s obligations hereunder. Any Liquidating Trust created pursuant to this Plan shall also indemnify its trustees, employees, agents and representatives to the maximum extent permissible by law, but in no event greater than the extent that the Company may currently indemnify its officers, directors, employees, agents and representatives.

15.   The Board may terminate this Plan for any reason. The power of termination shall be exercisable before the approval of the Plan by the stockholders of the Company.